UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Simpson Manufacturing Co., Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024

Proxy Statement

And Notice of Annual Meeting

Simpson Manufacturing Co., Inc.

SIMPSON

Everybody Matters

There is nothing more important to us than community.

Letter to Stockholders

To Our Fellow Stockholders:
Thank you for your continued investment in Simpson Manufacturing Co., Inc. (the “Company”, “Simpson”, “we” or “us”). We cordially invite you to attend Simpson’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SSD2024, at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 1, 2024. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Further information on attending, voting, and submitting questions at the Annual Meeting are included in the accompanying Notice of Annual Meeting and Proxy Statement.

Despite a challenging combination of high housing prices, rising interest rates, and lowered housing starts compared to the prior year, our industry position and growth strategies continued to deliver above-market growth and strong profitability in 2023 and we remain committed to positioning Simpson to continue this growth over the long-term. To this end, in 2023 we achieved consolidated full-year net sales of approximately $2.2 billion, and produced strong earnings of $8.26 per diluted share. In addition, we delivered on nearly every target we had set as part of our 2023 initiatives, strengthened our position in the end markets of residential, component manufacturers, national retail, and Europe with the ongoing integration of ETANCO.

Our Proxy Statement is an opportunity to reflect on the Company’s performance, highlight the strengths and efforts of our Board and provide transparency into our corporate governance, sustainability and executive compensation practices. Our Board has a long-standing history of being overseen by independent directors with a diverse set of skills and experiences. We are very proud that 7 out of 8 directors will be independent and 37.5% of our directors will be female if all of the Board nominees are elected at the Annual Meeting.

The accompanying Proxy Statement further highlights key activities and accomplishments in 2023 and contains information on the matters that we are seeking your vote at the Annual Meeting. On behalf of the Board, our executive management team, and the entire Simpson organization, thank you for your continued interest and support.
Sincerely yours,

	Mike Olosky President and Chief Executive Officer	James Andrasick Independent Chair of the Board
March [•], 2024

Your vote is important. Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	i

Notice of 2024 Annual Meeting of Stockholders

Date Wednesday, May 1, 2024
Record Date and Voting
You are entitled to vote at the Simpson Manufacturing Co., Inc. (the “Company,” “Simpson,” “we” or “us”) 2024 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the “Annual Meeting”) if you were a stockholder of record at the close of business on March 4, 2024 (the “Record Date”). Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting. There were 42,441,160 shares of our common stock outstanding on the Record Date.

Time 10:00 a.m., Pacific Daylight Time	Items of Business

	1	To elect eight members to our Board of Directors, for terms expiring in 2025.

	2	To approve, on an advisory basis, named executive officer compensation.

Place www.virtualshare holdermeeting .com/SSD2024	3	To approve an amendment to the Company’s Certificate of Incorporation to adopt provisions limiting the liability of certain officers as permitted by Delaware law.

	4	To ratify our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.

	5	To transact such other business that properly comes before the meeting or any adjournment thereof.
Record Date March 4, 2024

Notice and Access
Instead of mailing a printed copy of our proxy materials, including our Annual Report to Stockholders and Annual Report on Form 10-K, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March [•], 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the Record Date, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice and/or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Attending the Annual Meeting
Attend the Annual Meeting virtually and follow the instructions on the website. See page 75 “Questions and Answers About the Annual Meeting of Stockholders and Voting” for details.

ii	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Notice of 2024 Annual Meeting of Stockholders

Proxy Voting
Whether or not you plan to attend the meeting, it is important that your shares are represented and voted. We encourage you to vote before the meeting by returning your proxy card or voting via the internet or by telephone.

By Internet www.proxyvote.com	By Telephone Toll-free 1-800-690-6903	By Mail Follow instructions on your proxy card

The Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:
•The date, time and location of the Annual Meeting;
•A list of the matters intended to be acted on and our board’s recommendations regarding those matters;
•Any control/identification numbers that you need to access your proxy card; and
•Information about attending and voting at the Annual Meeting.
By Order of the Board of Directors,
Cari Fisher
Corporate Secretary
March [], 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 1, 2024.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	iii

iv	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Item 2: Advisory Vote To Approve Named Executive Officer Compensation	31
Executive Officer Profiles	31

Compensation Discussion & Analysis	34
Executive Summary	34
NEO Compensation Program Design	38
Executive Compensation Analysis	42
Comparative Market Information in the Executive Compensation-Setting Process	50
Compensation Committee Report	54

Executive Compensation Tables	55
2023 Summary Compensation Table	55
2023 Grants of Plan-Based Awards	57
Outstanding Equity Awards at 2023 Fiscal Year End	59
2023 Option Exercises and Stock Vested	60
Pension Benefits	60
2023 Non-Qualified Deferred Compensation Plans	61
Potential Payments Upon Termination or Change in Control	62
CEO Pay Ratio	64
Pay Versus Performance	65

Item 3: Approval of an Amendment to the Company’s Certificate of Incorporation to Adopt Provisions Limiting the Liability of Certain Officers as Permitted by Delaware Law	68
Proposed Charter Amendment	68

Item 4: Ratification of Appointment of Independent Registered Public Accounting Firm for Year Ending December 31, 2024	69
Audit and Finance Committee Evaluation	69
Report of the Audit and Finance Committee	70
Principal Accounting Fees and Services	71

Stock Ownership Information	72
Security Ownership of Directors and Executive Officers	72
Security Ownership of Certain Beneficial Owners	73
Delinquent Section 16(a) Reports	74
Equity Compensation Plan Information	74

Other Information	75
Questions and Answers About the Annual Meeting of Stockholders and Voting	75
Stockholders’ Proposals	80

Appendix A - Amendment to Certificate of Incorporation	82

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	v

Proxy Summary

Date Wednesday, May 1, 2024 Time 10:00 a.m., Pacific Daylight Time Place www.virtualshare holdermeeting .com/SSD2024 Record Date March 4, 2024
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully. As used in this Proxy Statement, unless the context otherwise indicates or requires, references to “Simpson,” the “Company,” “we,” “us,” and “our” mean Simpson Manufacturing Co., Inc. and its consolidated subsidiaries. We will first send and/or make available this Proxy Statement and the form of proxy for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to our stockholders on or about March [], 2024.

	How to Vote

	By Internet www.proxyvote.com	By Telephone Toll-free 1-800-690-6903	By Mail Follow instructions on your proxy card

	Matters to be Voted On
			Voting Recommendation	Page Reference
	1	the election of each director nominee	“FOR”	9

	2	the advisory vote to approve named executive officer compensation	“FOR”	31

	3	the approval of an amendment to the Company’s Certificate of Incorporation to adopt provisions limiting the liability of certain officers as permitted by Delaware law.	“FOR”	68

	4	the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.	“FOR”	69

Performance Highlights

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	1

Proxy Summary	Table of Contents

Item 1: Election of Directors
The Board of Directors (the “Board”) has nominated eight nominees, for one year terms expiring in 2025, and recommends that stockholders vote for each nominee based on their specific background, experience, qualifications, attributes and skills.
The Board recommends a vote FOR each director nominee. Page 9

Director Nominees
		Age	Director Since	Committees	Other Current Public Company Boards

	James S. Andrasick Independent Non-Executive Chair of the Board, Former Chief Executive Officer of Matson Navigation Company, Inc.	79	2012	•Audit and Finance •Compensation and Leadership Development •Corporate Strategy and Acquisitions •Nominating and ESG	None

	Chau Banks Independent Chief Information and Data Officer of The Clorox Company	54	2023	•Audit and Finance •Compensation and Leadership Development	None

	Felica Coney Independent Vice President, Global Server Operations of Google, Inc.	53	2023	•Audit and Finance •Corporate Strategy and Acquisitions	None

	Gary M. Cusumano Independent Retired Chairman, Chief Executive Officer and President of The Newhall Land and Farming Company	80	2007	•Compensation and Leadership Development Chair •Corporate Strategy and Acquisitions	None

	Philip E. Donaldson Independent Executive Vice President & Chief Financial Officer of Andersen Corporation	62	2018	•Audit and Finance Chair •Corporate Strategy and Acquisitions	None

	Celeste Volz Ford Independent Board Chair and Founder of Stellar Solutions	67	2014	•Audit and Finance •Corporate Strategy and Acquisitions Chair	None

	Kenneth D. Knight Independent President and Chief Executive Officer of Invitae Corporation	63	2021	•Audit and Finance •Nominating and ESG	Invitae Corporation

	Michael Olosky President and Chief Executive Officer, Simpson Manufacturing Co., Inc.	55	2023	•Corporate Strategy and Acquisitions	None

	We believe our Board is appropriately refreshed, and our directors bring a balance of experience and fresh perspectives.

2	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Proxy Summary

Directors Skills and Expertise

Average Age 65 Average Tenure 7.1 Years Independence 88%
The Board is comprised of directors with strong professional reputations, skills and experience in established companies and other organizations of comparable status and size to us and/or in areas or industries relevant to our business, strategy and operations. Core skills, experiences, and statistics for each of our director nominees are included in the summary graphics below. The current composition of the Board and its director nominees reflect director-selection criteria developed by the Nominating and ESG Committee to address our needs and priorities.

This past year, the Nominating and ESG Committee engaged with Heidrick & Struggles to refresh its method of reviewing and evaluating Board skills in an effort to (i) develop a more robust skills matrix that reflects each individual’s strengths and expertise and (ii) better communicate to stockholders the key qualifications that each director nominee brings to the Board. Further discussion on the qualifications and experience of director nominees is included in the “2024 Nominees” section of this Proxy Statement.

Gender Diversity		Racial Diversity				Board Tenure

Board Skills
	Olosky	Andrasick	Banks	Coney	Cusumano	Donaldson	Ford	Knight
Financial Expertise		■				■
Public Company CEO Experience	■	■			■			■
Innovation and Business Transformation	■		■	■		■	■	■
Building Industry	■				■	■
Public Company Executive Leadership and/or Corporate Governance	■	■	■	■	■	■	■	■
Manufacturing	■		■	■		■		■
M&A/Strategic Transactions	■	■				■	■	■
Technology Expertise	■		■	■		■	■
International Perspective	■	■		■				■
Customer Experience and Brand Management	■					■	■	■
Supply Chain/Logistics	■	■		■			■	■
Human Capital/Talent Mgmt.	■							■
Enterprise Risk Mgmt.	■		■			■		■
Sustainability and Environmental				■			■

■ Directors with experience in each category
■ Experience that qualifies but falls outside of the defined temporal range

* Statistics above are for director nominees, and do not include Ms. Chatman or Ms. MacGillivray.
** Average Age and Average Tenure are for nonemployee director nominees, and do not include Ms. Chatman, Ms. MacGillivray or Mr. Olosky.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	3

Proxy Summary	Table of Contents
Corporate Governance Highlights
Our Board has implemented policies and structures that we believe are among the best practices in corporate governance. The Corporate Governance section of this Proxy Statement beginning on page 8 describes our governance framework, which includes the following:
Current Board and Governance Information

10	9	6	99%
Size of Board	Number of Independent Directors	Board Meetings Held in 2023	Attendance at all Board and Committee Meetings Held in 2023

Recent Board Composition and Governance Changes
In June 2023, Chau Banks and Felica Coney were appointed to the Board in anticipation of Jennifer Chatman and Robin MacGillivray not standing for re-election at the 2024 Annual Meeting of Stockholders.
In January 2024, in connection with the Company’s regular Board and Committee composition review and rotation plan and based on the recommendation of the Nominating and ESG Committee, the Board elected Phil Donaldson to serve as Chair of the Board, effective May 1, 2024, subject to his re-election to the Board at the Annual Meeting. Mr. Andrasick, our current Chair, will continue to serve as a director on the Board, also subject to his re-election at the Annual Meeting.
Our Corporate Governance Policies Are Among Best Practices
We are committed to maintaining the highest standards of corporate governance. The Board has built a strong and effective governance framework, which has been designed to promote the long-term interests of stockholders and support Board and management accountability.

Majority Vote Standard for Uncontested Director Elections	Annual Board and Committee Self-Evaluations and Review of Director Qualifications
Annual Election of All Directors	Executive Sessions of Independent Directors Regularly Held at Scheduled Board Meetings, and Directors Meet Periodically Throughout the Year with Individual Members of Management
Separation of Chair and CEO	99% Attendance of Incumbent Directors at Board and Committee Meetings
Seven of Eight Director Nominees Are Independent	Audit and Finance, Compensation and Leadership Development, and Nominating and ESG Committee Members Are All Independent
Corporate Social Responsibility Highlights
We have established deeply rooted core values that define our business. Our founder, Barclay Simpson, outlined nine essential attributes for company and employee success. Those “Nine Principles of Business” are our company values, and we continue to uphold them.
At the forefront of these values is doing what is right for our employees’ safety and well-being, as well as for our customers, communities and environment. We honor the Nine Principles of Business through our involvement in our local communities and efforts to help protect our environment.

4	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Proxy Summary
•At the management level, the ESG Steering Committee provides oversight of companywide ESG strategy and performance
•Our Nominating and ESG Committee provides Board-level oversight of our ESG performance
•We continuously review our energy, water and waste usage to determine capacity for improvement
•More than 500 North American employees participated in various charitable activities benefiting individuals and families
•UN Sustainable Development Goals assessment provides insight into our alignment with societal goals
•We produce a SASB Index to provide stakeholders with our performance on materials topics

Item 2: Advisory Vote to Approve Named Executive Officer Compensation
We recommend that you review our executive compensation disclosure, including the Compensation Discussion & Analysis beginning on page 34, which explains in greater detail the philosophy of the Compensation and Leadership Development Committee and its actions and decisions in 2023 regarding our named executive officer compensation programs. While the outcome of this proposal is non-binding, the Board and Compensation and Leadership Development Committee consider the outcome of the vote when making future compensation decisions.
The Board recommends a vote FOR this proposal. Page 31

Recent Leadership Changes
As previously disclosed, effective January 1, 2023, following the appointment of Michael Olosky as President and Chief Executive Officer (“CEO”), the executive officers were as follows:
•Mike Olosky, President and Chief Executive Officer
•Brian Magstadt, Chief Financial Officer and Treasurer
•Michael Andersen, Executive Vice President, Europe
•Phil Burton, Executive Vice President, North America
•Roger Dankel, Executive Vice President, North American Sales
•Jeremy Gilstrap, Executive Vice President, Innovation
•Jennifer Lutz, Executive Vice President, Human Resources
•Kevin Swartzendruber, Senior Vice President, Finance
In October 2023, we announced that Kevin Swartzendruber, Senior Vice President, Finance, intended to retire effective March 1, 2024, and that retirement has occurred.
Effective December 1, 2023, Cassandra Payton was appointed as Executive Vice President, General Counsel.
2023 Executive Compensation Highlights
Below we highlight certain of our executive compensation policies and practices, including both those which we utilize to drive performance and those which we prohibit because we do not believe they would serve our stockholders’ long-term interests.
Executive Compensation Summary
Compensation Philosophy
Simpson’s executive compensation philosophy emphasizes pay-for-performance. Our philosophy is to provide executive compensation opportunities that are competitively positioned in light of appropriate

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	5

Proxy Summary	Table of Contents
comparative market data for companies similar to us in terms of revenue size and industry. Our incentive plans are designed to reward strong performance, with greater compensation paid when performance exceeds expectations and less compensation paid when performance falls below expectations. Thus, the actual compensation realized by our Named Executive Officers (“NEOs”) will be commensurate with the Company’s actual performance.
Our Compensation and Leadership Development Committee regularly reviews our executive compensation program’s components, targets and payouts to support the strength of our pay-for-performance alignment. Our performance is evaluated against both short-term goals, which support Simpson’s business strategy, and long-term goals, which measure the creation of sustainable stockholder value.
Executive Compensation Key Policies and Practices

Competitive Target Total Compensation Versus Market Competitive Levels	Executive Officer Stock Ownership Guidelines and Stock Holding Policy
Independent Consultant Retained by the Compensation and Leadership Development Committee	Executive Compensation Clawback Policy
“Double-Trigger” Change-in-Control Treatment for Long-Term Compensation Awards	Directors and Executive Officers Prohibited from Hedging or Pledging of Common Stock
Payout Caps on Incentive Awards	Annual Review of Risk Related to Compensation Programs
Compensation Programs that Emphasize Pay and Performance Alignment	Annual Say on Pay Vote
At our 2023 Annual Meeting of Stockholders, Simpson again received strong support for its NEO compensation programs, with over 99.5% of votes cast approving, on an advisory basis, our NEO compensation. In 2023, as in prior years, the Compensation and Leadership Development Committee considered input from our stockholders and other stakeholders as part of its annual review of Simpson’s executive compensation program.
Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs.
Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Compensation and Leadership Development Committee reviews and considers any potential risk implications created by compensation. The Compensation and Leadership Development Committee believes that the executive compensation program is designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and that the balance of compensation elements does not encourage excessive risk taking. The Compensation and Leadership Development Committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components. In connection with its ongoing risk assessment, the Compensation and Leadership Development Committee notes the following attributes of the executive compensation program:
•the balance between fixed and variable compensation, short- and long-term compensation, and cash and equity payouts;
•the alignment of long-term incentives with selected performance measures that consider peer performance expectations and reflect the Company’s historical results, business plan and its financial and operational goals;

6	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Proxy Summary
•the placement of a significant portion of executive pay “at risk” and dependent upon the achievement of specific corporate performance goals with verifiable results, with pre-established threshold, target and maximum payment levels;
•the Company’s compensation recovery policy, which applies to performance-based cash and performance-based equity compensation paid to executive officers and other recipients;
•the balance between risks and benefits of compensation as related to attracting and retaining executives and other senior leaders;
•the Company’s executive stock ownership guidelines, which align the interests of the executive officers with those of the Company’s stockholders; and
•regular review of the executive compensation program by an independent compensation consultant.
The Compensation and Leadership Development Committee also has oversight over the Company’s responsibility to review significant Company compensation policies and procedures, including the incentives that they create, to assess risk. At the Compensation and Leadership Development Committee’s direction, the Company’s Human Resources Department, in partnership with Meridian, the Compensation and Leadership Development Committee’s independent consultant, annually conducts a risk assessment of the Company’s compensation programs. Based on the most recent assessment, management has concluded that the compensation policies and practices of the Company and its subsidiaries for employees do not create risks that are reasonably likely to have a material adverse effect on the Company, and management has presented the results of its assessment to the Compensation and Leadership Development Committee.

Item 3: Approval of an Amendment to the Company’s Certificate of Incorporation to Adopt Provisions Limiting the Liability of Certain Officers Permitted By Delaware Law
Since August 1, 2022, a Delaware corporation is permitted to extend the exculpation provisions under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to cover certain executive officers, in addition to directors (the “Officer Exculpation”). The Board has determined that it is in the best interests of the Company and its stockholders to amend the Company’s Certificate of Incorporation, as amended, (our “Charter”) to provide for such Officer Exculpation.
The Board recommends a vote FOR this proposal. Page 68

Item 4: Ratification of Appointment of Grant Thorton LLP as Auditors
Our Board has ratified our Audit and Finance Committee’s appointment of Grant Thornton LLP as Simpson’s independent registered public accounting firm for the year ending December 31, 2024, and, as a matter of good governance, we are seeking stockholder ratification of that appointment.
The Board recommends a vote FOR this proposal. Page 69

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	7

Corporate Governance
Introduction
Our Board maintains a strong commitment to corporate governance and has implemented policies and procedures that we believe are among the best practices in corporate governance.
We maintain a corporate governance section on our website which contains copies of our principal governance documents. The corporate governance section, which may be found at www.ir.simpsonmfg.com under “Investor Relations - Corporate Governance,” includes, among others, the following documents:
•Anti Hedging and Anti Pledging Policy
•Audit and Finance Committee Charter
•Code of Business Conduct and Ethics
•Compensation and Leadership Development Committee Charter
•Compensation Recovery Policy
•Corporate Governance Guidelines
•Corporate Strategy and Acquisitions Committee Charter
•Nominating and ESG Committee Charter

Board Independence		Board Expertise

7	Independent Directors	2	Financial Experts on Audit Committee

Gender Diversity		Racial Diversity

Board Tenure

* Statistics above are for director nominees, and do not include Ms. Chatman or Ms. MacGillivray.

8	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Item 1: Election of Directors
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of each of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
Election Process
Our Charter provides that all directors shall be elected annually for a term expiring at the next succeeding annual meeting of stockholders or until their respective successors are duly elected and qualified. Accordingly, on the recommendation of our Nominating and ESG Committee, our Board nominates James Andrasick, Chau Banks, Felica Coney, Gary Cusumano, Philip Donaldson, Celeste Volz Ford, Kenneth Knight, and Michael Olosky who will stand for election as directors at this year’s Annual Meeting, each for a term extending until our 2025 Annual Meeting of Stockholders. All director nominees are current directors of the Company who were previously elected by stockholders, except for Chau Banks and Felica Coney, who were appointed to the Board effective June 1, 2023.
2024 Nominees
In nominating individuals to become members of the Board, the Nominating and ESG Committee considers the experience, qualifications, attributes and skills of each potential member. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.
The Nominating and ESG Committee and the Board considered the following information, including the specific experience, qualifications, attributes or skills of each individual, in concluding each was an appropriate nominee to serve as a member of our Board for the term commencing at the Annual Meeting (ages are as of March 8, 2024).

Our Board of Directors recommends that stockholders vote “FOR” each of the nominees named below.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	9

Item 1: Election of Directors	Table of Contents

James Andrasick

Professional Highlights:
Mr. Andrasick joined the Board in 2012 and became Chair of the Board on January 1, 2019. He was the Chairman of Matson Navigation Company Inc.’s (“Matson”) board of directors, until his retirement in 2009, and was its President and Chief Executive Officer from 2002 through 2008. Prior to his positions at Matson, he was the Chief Financial Officer of Alexander & Baldwin, Inc., the parent company of Matson, and was responsible for all business development activity. Prior to that, Mr. Andrasick was President for 8 years of C. Brewer & Company, Ltd., a privately-held international agribusiness, transportation and real estate development company based in Honolulu. He recently served as a Trustee and Chair of the finance committee of Mills College and is presently a Trustee of the U.S. Coast Guard Foundation; a Trustee (and previous Chairman) of the Big Sur Land Trust; and as Governor and Vice-Chair of the Santa Lucia Conservancy. He also previously served as a director and the Chairman of the Board of the American Red Cross, Hawaii State Chapter; served on the boards of the Aloha United Way, Arthritis Foundation and Hawaii Maritime Center; and as the Chairman and a Trustee of the University of Hawaii Foundation.

Former CEO
Matson Navigation
Age: 79
Director Since: 2012
Committee Assignments:
•Audit and Finance Committee
•Compensation and Leadership Development Committee
•Corporate Strategy and Acquisitions Committee
•Nominating and ESG Committee

Contribution to and function on the Board:
Mr. Andrasick brings to the Board a balanced perspective and his consensus-building style along with his business acumen stemming from his 40 years of business experience, including international experience. He also brings his financial and capital allocation and management expertise, and a strong understanding of developing markets. His experience in developing the China market for Matson, in real estate development for Alexander & Baldwin, Inc. and in mergers and acquisitions gives him a unique understanding of the Company’s current opportunities, and his strong financial and operations background adds depth to the Board’s understanding of our business.

Chau Banks

Professional Highlights:
Ms. Banks joined the Board in 2023. She has been the Chief Information and Data Officer at The Clorox Company since 2020. Prior to that, Ms. Banks was the Chief Technology and Digital Officer at Revlon, Inc., from 2018 to 2020; and was the Executive Vice President, Chief Information Officer and Channel Integration at New York & Company from 2013 to 2017. Ms. Banks also currently serves as a Board Member of NextUp, a non-profit organization.

Chief Information and Data Officer, The Clorox Company Age: 54 Director Since: 2023 Committee Assignments: •Audit and Finance Committee •Compensation and Leadership Development Committee

Contribution to and function on the Board:
Ms. Banks brings to the board her significant experience in information technology including cyber infrastructure, digital and data transformations, and customer facing-digital technology.

10	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

Felica Coney

Professional Highlights:
Ms. Coney joined the Board in 2023. She has been Vice President, Global Server Operations with Google, Inc. since May 2023. Prior to that she served as Vice President, Server Operations, Americas since her start with Google, Inc. in 2021. Google, Inc. is an American multinational technology company focusing on artificial intelligence, online advertising, search engine technology, cloud computing, computer software, quantum computing, e-commerce, and consumer electronics. Prior to that, Ms. Coney was the Vice President, Walmart Supply Chain, Southeast Division at Walmart Inc., from 2019 to 2021; and held numerous roles as Vice President of Operations at Collins Aerospace from 2017 to 2019. Ms. Coney also serves as a member of the North Carolina A&T Engineering Advisory Board and as a member of the Albert Lepage Center for DEI.

Vice President, Global Server Operations, Google, Inc. Age: 53 Director Since: 2023 Committee Assignments: •Audit and Finance Committee •Corporate Strategy and Acquisitions Committee

Contribution to and function on the Board:
Ms. Coney brings to the board her extensive experience in operations, supply chain and environmental, health and safety across technology, aerospace and consumer-focused public companies.

Gary Cusumano

Professional Highlights:
Mr. Cusumano joined the Board in 2007. He was with the Newhall Land and Farming Company for more than 35 years, most recently as the Chairman of its board of directors, until his retirement in 2006. He is a director of Forest Lawn Memorial Park and was a director of Granite Construction, Inc., Sunkist Growers, Inc., Watkins-Johnson Company and Zero Corporation and has served on the boards of many not-for-profit and community service organizations.

Retired Chairman, CEO & President
The Newhall Land and Farming Company
Age: 80
Director Since: 2007
Committee Assignments:
•Compensation and Leadership Development Committee (Chair)
•Corporate Strategy and Acquisitions Committee

Contribution to and function on the Board:
Mr. Cusumano brings to the Board his deep understanding of real estate development, his business acumen and his industry knowledge, which give him the ability to constructively challenge management in a positive manner. He also brings to the Board a balanced perspective from both the management and board member perspectives given his extensive leadership abilities and significant boardroom experience.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	11

Item 1: Election of Directors	Table of Contents

Philip Donaldson

Professional Highlights:
Mr. Donaldson joined the Board in 2018. He has been the Chief Financial Officer at Andersen Corporation since 2004 and serves as its Executive Vice President, a member of its Executive Committee, and as a member of its Board of Directors. Andersen Corporation is a leading maker of windows and doors for residential and commercial markets with 13,000 employees in locations across North America and sales worldwide. Prior to joining Andersen Corporation in 1999, Mr. Donaldson spent sixteen years at Armstrong World Industries, Inc. in various management roles in sales and marketing, quality management, manufacturing and general management. Mr. Donaldson also serves as Chair of the Board of Directors of HealthPartners, Inc., and previously served, from 2010 to 2022, as a Board Member of HealthPartners, Inc., and from 2018 to 2022, as the Chairman of the Window and Door Manufacturer’s Association.

Executive Vice President & CFO Andersen Corporation Age: 62 Director Since: 2018 Committee Assignments: •Audit and Finance Committee (Chair) •Corporate Strategy and Acquisitions Committee

Contribution to and function on the Board:
Mr. Donaldson has extensive industry, operational, and financial management experience and brings to the Board his strong focus on driving stockholder value as well as expertise in capital markets financing, acquisitions and integration, information systems and technology, and sales and marketing.

Celeste Volz Ford

Professional Highlights:
Ms. Ford joined the Board in 2014. She was the Chief Executive Officer of Stellar Solutions, Inc., from the time she founded the company in 1995 until 2018, when she transitioned to board chair. Stellar Solutions is a global provider of systems engineering expertise and a recognized leader in government and commercial aerospace programs. She is a proven leader of the Stellar companies, including Stellar Solutions, Inc., which provides engineering services, Stellar Solutions Aerospace Ltd. their UK-based affiliate, Stellar Solutions Aerospace France, QuakeFinder, the humanitarian R&D division of Stellar Solutions, and the Stellar Solutions Foundation, a division focused on charitable giving to promote community involvement and outreach efforts. In 2022, Ms. Ford established Stellar Ventures, a woman-led venture capital firm, and serves as a managing partner. Ms. Ford previously served, from 2020 to 2023, on the boards of CHG Group, Inc. a subsidiary of Chemring Group, PLC, a provider of advanced technology products and services to the aerospace, defense and security markets; and IRIS automation, a safety avionics technology company; and from 2015 to 2017, on the board of Seagate Government Solutions, which is a business unit of Seagate Technology Public Limited Company. She is also a part of the University of Notre Dame Board of Trustees, the American Conservatory Theater and the Business Advisory Counsel of Illuminate Ventures.

Founder and Former CEO
Stellar Solutions
Former Public Company Directorships: Heritage Commerce Corporation
Age: 67
Director Since: 2014
Committee Assignments:
•Corporate Strategy and Acquisitions Committee (Chair)
•Audit and Finance Committee

Contribution to and function on the Board:
Ms. Ford brings to the Board her proven record of leadership and entrepreneurial spirit as well as her deep understanding of and experience with cyber, technology and software. She also brings her deep knowledge of strategic planning, a significant focus of the Company, and risk management, as well as her valuable insights regarding activities in Europe.

12	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Item 1: Election of Directors

Kenneth Knight

Professional Highlights:
Mr. Knight joined the Board in 2021. He has been the Chief Executive Officer and a member of the Board of Directors of Invitae Corporation, a medical genetics company, since 2022, and was their Chief Operating Officer from 2020 until 2022. Prior to joining Invitae Corporation, Mr. Knight was Vice President, Amazon Transportation Services, at Amazon.com from 2019 to 2020, and served as its Vice President, Global Delivery and Fulfillment, Human Resources from 2016 to 2019. Prior to that, Mr. Knight held management positions at Caterpillar Inc. from 2012 to 2016 and at General Motors Company from 2004 to 2012. Mr. Knight also serves as a member of the Georgia Tech President’s Advisory Board.

President and Chief Executive Officer
Invitae Corporation
Current Public Company Directorships:
Invitae Corporation
Age: 63
Director Since: 2021
Committee Assignments:
•Audit and Finance Committee
•Nominating and ESG Committee

Contribution to and function on the Board:
Mr. Knight brings to the Board his strong and extensive background in industrial manufacturing, as well as his wealth of knowledge in mergers and acquisitions, customer and innovative growth, building supply management and domestic and international sourcing and distribution.

Michael Olosky

Professional Highlights:
Mr. Olosky has served as our President and Chief Executive Officer and a member of the Board since January 2023. From January 2022 to December 2022, Mr. Olosky previously served as our President and Chief Operating Officer, and from November 2020 to January 2022, as our Chief Operating Officer. Prior to joining Simpson, Mr. Olosky spent more than 22 years in numerous leadership positions at Henkel, a global chemical and consumer goods company. He most recently served as the Regional President, Henkel North America and Head of the Electronics and Industrial Division.

President and Chief Executive Officer Simpson Manufacturing Company, Inc. Age: 55 Director Since: 2023

Contribution to and function on the Board:
Mr. Olosky brings to the board over 25 years of industry experience, a proven track record of leadership, and a dedication to the ongoing success of the Company. He has played an integral role in defining the Company’s growth strategy and brings his deep knowledge of Simpson’s daily operations, company performance and growth initiatives. Mr. Olosky’s experience at Henkel includes over nine years of international operations leadership, providing unique and valuable insights regarding activities in Europe. He is committed to maintaining the Company’s culture with a continued focus on innovation and customer service, and has demonstrated a commitment to integrity in all aspects of the Company’s business and transparency during his leadership.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	13

Item 1: Election of Directors	Table of Contents
Director Qualifications
In identifying director candidates, the Board seeks to achieve a mix of members who collectively bring significant value to the Company through their experience and personal backgrounds relevant to Simpson’s strategic priorities and the scope and complexity of our business and industry. In light of Simpson’s strategic priorities, and based on its self-assessment, the Board identified key skills and experiences for director candidates that include, but are not limited to, current public company senior executive and board experience in managing a diversified enterprise, industry experience or understanding, an appreciation of the impacts of rapidly changing technologies and experience in managing and expanding business outside of the United States, especially in Europe. To complement its oversight responsibilities, the Board also identified implementing or overseeing company growth, experience in information technology and cyber matters, strategy development, mergers and acquisitions and operations experience as key Board skills. In addition, each candidate should:
•have a record of integrity and ethics in his/her personal and professional life;
•have a record of professional accomplishment in his/her field;
•be prepared to represent the best interests of our stockholders;
•not have a material personal, financial or professional interest in any competitor of ours; and
•be prepared to participate fully in Board activities, including (in the case of a non-executive director) active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he/she is a member, and not have other personal or professional commitments that would, in the Nominating and ESG Committee’s sole judgment, interfere with or limit his/her ability to do so.

The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, race, ethnic background and personal and professional experiences.
Our Corporate Governance Guidelines place limits on the number of boards on which Simpson directors may serve. Such limits provide that any director who is a chief executive officer or other senior executive of a public company should serve on no more than two public company boards, and any other director should serve on no more than four public company boards, in both instances including the Simpson Board.
Additionally, any member of our Audit and Finance Committee may serve on the audit committee of no more than two other public companies.
The Nominating and ESG Committee also considers it desirable that candidates contribute positively to the collaborative culture among Board members and possess professional and personal experiences and expertise relevant to our business and industry. The Nominating and ESG Committee solicits ideas for possible candidates from a number of sources, including independent search firms, such as Heidrick & Struggles, members of the Board and our senior-level executives.
Once a prospective candidate has come to the Nominating and ESG Committee’s attention, including candidates recommended by its advisors or suggested by stockholders, the Nominating and ESG Committee evaluates the candidate’s qualifications and skills, against the desired director attributes, and makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Nominating and ESG Committee takes into account the information provided to it with the recommendation of the candidate, as well as the Nominating and ESG Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Nominating and ESG Committee deems appropriate. The preliminary determination is based primarily on the current need for additional Board members and the likelihood that the prospective candidate can satisfy the criteria that the Nominating and ESG Committee has established. If the Nominating and ESG Committee determines, in consultation with the Chair of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third party to gather additional information about the prospective candidate’s background and experience and to report its findings to the Nominating and ESG Committee. The Nominating and ESG Committee may then evaluate the prospective candidate against the Board selection criteria that it has developed.

14	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Item 1: Election of Directors
Board Diversity
While we do not have a formal policy with regard to diversity in identifying director nominees, the Board believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board nominees come from a variety of backgrounds and 37.5% of our directors will be women if all eight Board nominees are elected to the Board at the Annual Meeting. We do not discriminate against nominees on the basis of race, color, religion, gender, gender identity or expression, sexual orientation, age, national origin, disability, covered veteran status or any other status protected by law.
Director Tenure
The Board currently believes that a robust board evaluation process - one focused on the assessment and alignment of director skills with company strategy and priorities - is more effective than relying solely on age or tenure limits to achieve board refreshment. Therefore, we do not have a fixed retirement age for directors. Under our current Corporate Governance Guidelines, a nonemployee director who came on to the Board prior to 2016 will not be nominated for re-election after 20 years of board service, and the Board generally will not nominate nonemployee directors who come on to the Board after 2016 for re-election after 15 years of board service. If all eight Board nominees are elected to the Board at the Annual Meeting, the average tenure of our nonemployee directors will be 7.1 years.
Director Independence
The NYSE listing standards require our Board to be comprised of at least a majority of independent directors. Our Corporate Governance Guidelines require that the Board be comprised substantially of independent directors. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. To assist it in determining director independence, and as permitted by NYSE rules then in effect, the Board previously established categorical standards which conform to, or are more exacting than, the independence requirements in the NYSE listing standards. These standards are contained in our Corporate Governance Guidelines, which can be found on our website at www.ir.simpsonmfg.com under “Investor Relations - Corporate Governance.”
Based on these independence standards, our Board has affirmatively determined that the following directors are independent and meet our categorical independence standards:

James Andrasick	Chau Banks	Felica Coney	Gary Cusumano
Philip Donaldson	Celeste Volz Ford		Kenneth Knight
In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated, none of which were determined to constitute a material relationship with us. None of the above listed directors has any relationship with Simpson, except as a director and stockholder. Our Board also considered contributions by us to charitable organizations with which the directors were associated. No director is related to any executive or significant stockholder of Simpson, nor is any director, with the exception of Mr. Olosky, a current employee of Simpson.
Director Nominations
Any stockholder may nominate one or more persons for election as one of our directors at the Annual Meeting if the stockholder complies with the notice, information and consent provisions contained in our By-Laws. See “Stockholders’ Proposals” in this Proxy Statement. All recommendations for nomination received by the Corporate Secretary that satisfy our by-law requirements relating to such nominations will be presented to the Nominating and ESG Committee.
The Nominating and ESG Committee will consider candidates identified through the processes described above and will evaluate the candidates, including incumbents, based on the same criteria. The Nominating and ESG Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on the Board. Although the Nominating and ESG Committee will consider candidates identified by stockholders, the Nominating and ESG Committee has sole discretion whether to recommend those candidates to the Board.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	15

The Board’s Role and Responsibilities
Overview
The Board’s Key Responsibilities include:

Establishing the appropriate “Tone at the Top”	Choosing and monitoring performance of the CEO and establishing succession plans	Determining executive compensation	Setting standards for and monitoring compliance: responding appropriately to ‘redflags’	Interviewing and nominating director candidates and monitoring the board’s performance	Overseeing relations with governments, communities and other constituents

Our Board of Directors oversees, monitors and directs management in the long-term interest of Simpson and our stockholders.

Approving our long-term strategy and annual operating plan, monitoring performance and providing advice to management		Determining risk appetite; setting standards for managing risk; monitoring risk management	Setting standards for corporate social responsibility and monitoring compliance	Evaluating proposed transactions that create a seeming conflict between the best interests of stockholders and those of management	Reviewing corporate governance guidelines and committee charters
The Board’s Role in Risk Management and ESG Oversight
As part of its oversight function, the Board is actively involved in overseeing risk management. In connection with overseeing risk management, the Board exercises its oversight responsibility with respect to key external, strategic, operational and financial risks through the committees of the Board and discusses the effectiveness of current efforts to mitigate certain focus risks as identified by senior management and the Board.
Our Nominating and ESG Committee generally oversees the Company’s environmental, social and governance (ESG) goals and objectives, and supports the implementation of the Company’s ESG priorities. Specific ESG topics are overseen by other committees generally responsible for the subject matter. For example, the Audit and Finance Committee has oversight responsibility for certain aspects of the environmental and social aspects of ESG, and the Compensation and Leadership Development Committee has oversight responsibility for certain aspects of the social aspects of ESG.

16	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities
Board and Committees Risk Oversight Responsibilities
Full Board
Although the Board is ultimately responsible for risk oversight, the Board is assisted in discharging its risk oversight responsibility by the Audit and Finance, the Compensation and Leadership Development, the Nominating and ESG and the Corporate Strategy and Acquisitions Committees. Each committee oversees management of risks, including, but not limited to, the areas of risk summarized below, and periodically reports to the Board on those areas of risk:

Audit and Finance Committee	Compensation and Leadership Development Committee	Nominating and ESG Committee	Corporate Strategy and Acquisitions Committee

Oversees management of risks related to our financial statements, the financial reporting process and cybersecurity	Oversees management of risks related to our compensation policies and practices, employee benefit plans and the administration of equity plans as well as succession and leadership development	Oversees management of risks related to environment, social and governance of the company and the Board, including board and committee composition	Oversees management of risks related to our corporate strategy and strategic acquisitions

Stockholder Engagement
In an effort to continuously improve our governance and compensation practices, our Board is firmly committed to constructive engagement with our stockholders and regularly reviews and responds to their expressed views.
The Board places considerable weight on stockholder feedback in making decisions impacting our governance processes and compensation programs. Increased dialogue with our stockholders has led to meaningful changes in our corporate governance, environmental, social and executive compensation policies and practices, such as those highlighted below.
Enhancements to our practices and policies
Governance:
•Maintaining a Separate Chair of the Board and CEO
•Maintaining a Board comprised of all independent directors, except our CEO
•Maintaining a commitment to Board refreshment
•Removing rights plan/poison pill and staggered board
Sustainability and Environmental and Social Responsibility:
•Increasing disclosures on our sustainability and environmental and social responsibility
Compensation:
•Enhancing transparency in proxy statement disclosures regarding compensation matters, including disclosing specific targets of our compensation programs and how they tie to our strategy

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	17

The Board’s Role and Responsibilities	Table of Contents
•Maintaining longer performance-based equity award performance periods (3 years rather than just 1) per cycle, and removal of duplicate performance metrics between short-term incentive and long-term incentive awards
•Requiring double-trigger vesting of equity awards upon a change in control
•Adopting a rigorous approach to establishing performance goals under the incentive plans
Director Orientation and Education
New directors are oriented to our business and governance through meetings with our officers and directors and visits to our facilities. We also support and pay for participation in continuing education programs to assist directors in performing their Board responsibilities.
Board and Committee Evaluations
Our Board recognizes the critical role of annual Board and committee evaluations in ensuring the Board and each committee are functioning effectively. The Board has a regular practice of assessing its own effectiveness as well as the diversity of skill sets of its members, the alignment of areas of expertise with the Company’s strategy and priorities, and stewardship of company performance. The evaluation process also includes periodic evaluations by a third-party facilitator. To that end, in 2023, at the recommendation of the Nominating and ESG Committee, the Board engaged Heidrick & Struggles to administer an independent third-party evaluation consisting of both survey data and one-on-one interviews with each director. As of the date of this Proxy Statement, that process is ongoing. When complete, the findings will be aggregated, analyzed and reported to the full Board collectively and specific feedback will be provided to each individual director.
Sustainability and Environmental and Social Responsibility
Throughout our organization, we have core values that shape our approach to business. Our Board, through its Nominating and ESG Committee oversees the Company’s environmental and social strategy. Management provides the Nominating and ESG Committee with an update on environmental and social matters at each of its regular quarterly meetings.
Internally, environmental, social and governance risks and opportunities are managed by the legal department, and, our ESG Steering Committee oversees and guides our environmental and social priorities and performance.
Sustainability and environmental and social responsibility are integral components of our business strategy. We evaluate environmental and social risks and opportunities and, based on our analysis, we enact initiatives to drive improvement and generate business value. Our Annual CSR (Corporate Social Responsibility) Report provides a comprehensive review of our extra financial strategy. This report also outlines the steps we take to benefit our shareholders, customers, employees, suppliers and the communities in which we operate.
We take a holistic approach to managing our environmental and social impact. We have policies and procedures in place that outline environmental and social expectations for our suppliers. Within our operations, we have set both EHS (Environmental, Health & Safety) and DE&I (Diversity, Equity & Inclusion) goals to drive our performance. Further, we commit to continuously improving our energy, water and waste profile. In our downstream operations, our products are instrumental in keeping structures strong during natural disasters such as hurricanes and seismic events. Increasingly, we are innovating to create products that restore and strengthen concrete structures, reducing the greenhouse gas emissions resulting from both demolition and construction. Finally, through our mass timber capabilities, we innovate to increase the use of sustainable materials in construction.
You can find additional details regarding our environmental and social efforts and other related programs in our CSR Report on our website at https://simpsonmfg-esg.metrio.net/.

18	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities
Human Capital Management
The Board believes that attracting, developing and retaining employees is vital to Simpson’s continued success. Our Board is actively involved in our human capital management in its oversight of our long-term strategy and through its committees and engagement with management. Our focus on talent management stretches from the board level to our approximately 5,500 associates through programs overseen by management and reported on to the Board that are designed to identify, train and grow future leaders.
Inclusion & Diversity
We strive to have a diverse culture of employees of various ages, genders, ethnicities and abilities. Our commitment to diversity and inclusion starts at the top with a highly skilled and diverse board. As of December 31, 2023, women held 33% of the Company’s top five executive positions and board seats, helping to pave the way for gender diversity in corporate leadership.
Talent Development
Human capital development underpins our efforts to execute our strategy and continue to develop, manufacture and market innovative products and services. The opportunity to grow and develop skills and abilities, regardless of job role, division, or geographical location is critical to the success of Simpson as a global organization and we continually invest in our employees’ career growth and provide employees access to a wide variety of learning and development resources, including a suite of online courses for developing both soft and technical skills. We design these resources to encourage a growth mindset and continuous learning. Accordingly, we also have leadership development programs that provide employees with training, tools and experiences that are targeted to develop their full leadership potential.
Pay Equity
Simpson’s compensation philosophy is to be able to attract, retain, motivate, and differentiate employees through its rewards programs. We believe people should be paid for what they do and how they do it, regardless of their gender, race, or other personal characteristics and are committed to internal pay equity. Our Compensation and Leadership Development Committee monitors the relationship between the pay received by our executive officers and non-managerial employees. We believe our compensation philosophy and strategy are strongly aligned with our corporate strategic priorities and our vision for stockholder value creation.
In addition to our financial compensation, we offer a health and wellness package to our employees, which we designed to provide options for their individual and/or family needs. In addition, in an effort to continue to attract, retain, and motivate our workforce, in the United States, we offer remote and flexible work packages for positions that allow for remote work. We continue to engage our partners and benefits consultants to ensure our health and wellness package continues to meet the needs of our diverse workforce today and into the future.
Workplace Safety and Health
A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment. Our Environmental, Health and Safety program focuses on implementing change through our employee observation feedback channels to recognize risk and continuously improve our processes. We also conduct regular risk reviews and self-audits at our manufacturing facilities around the world to explore new opportunities to reduce potential employee exposure to occupational injuries.

A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	19

The Board’s Role and Responsibilities	Table of Contents
Environmental Sustainability

Manufacturing Processes	Waste Reduction and Recycling	Energy Conservation	Sustainable Building Practices

Manufacturing Processes
•We strive to minimize the amount of total waste generated by our manufacturing processes through company-wide lean practices.
•Our Research & Development engineers are focused on material efficiencies and innovative product features that minimize waste generation in our steel connector, anchor and fastener designs.
•We do not manufacture steel, instead we purchase large quantities for direct use in our manufacturing processes.
Waste Reduction and Recycling
•We support the Circular Economy by minimizing our largest recognized waste stream and sending unused steel from our processes upstream for reintroduction into the material supply chain.
•Our metal stamping production dies and factory tooling are designed to help minimize unused steel generation, reducing waste.
•In addition to steel, we recycle many of the materials that we use to reduce our impact on the environment, including cardboard, plastic and glass bottles, aluminum cans, paper, wood pallets, used electronics, water, oils, coolants and lubricants and stretch film/wrap — low density polyethylene.
Energy Conservation
•We work hard to improve energy efficiencies, reducing carbon emissions while reducing our costs.
•Energy-efficient lighting, heating and cooling systems further reduce our impact on the environment, including reducing our carbon footprint.
Sustainable Building Practices
•We support sustainable building practices, such as those established by the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) Green Building Rating System™, NAHB Green, and state and city specific green building codes.
•Many homes and buildings built today use green building technology, and we support green building systems by developing products that use or incorporate engineered wood and insulated concrete forms.
•Our use of advanced framing techniques helps to reduce total material usage and improves energy performance in wood-frame construction.
•We use non-toxic materials for connector products that require painting.

20	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities
Community Engagement
Simpson is committed to giving back to our communities through four key areas:

Construction & Building Repair	Disaster Preparedness & Resilience

Disaster Relief	Construction Trades Education

1,500 scholarships awarded to students through Simpson Strong-Tie’s Student Scholarship program $2.5M awarded through the Simpson Strong-Tie’s Put Something Back Scholarship program since 1998
•In commemoration of our Founder, Barclay Simpson, we established Do What You Can Day in 2016 to continue his philanthropic legacy. Every year, our employees are encouraged to participate in a voluntary charitable activity in his honor.
•The Simpson Strong-Tie Student Scholarship program awards 120 scholarships every year to provide financial assistance for civil/structural engineering, architecture and construction management students at participating colleges and universities throughout the United States. To date, we have awarded over 1,500 scholarships to aspiring students.
•The Simpson Strong-Tie Put Something Back (PSB) Scholarship program awards dependent children of our employees with academic scholarships for continuing education. More than 342 scholarships worth over $2.5 million have been awarded since the program began in 1998.
•Simpson Strong-Tie has been a national sponsor of Habitat for Humanity International since 2007 and is the lead sponsor of their Habitat Strong program, designed to promote the building of homes that are more durable, resilient and physically stronger.

Ethics and Compliance
•At Simpson, we hold ourselves accountable to conducting our business with integrity through adherence to a strict set of standards and policies which are intended to create a safe, sustainable, respectful and healthy work environment. We also expect our suppliers to adhere to reasonable standards and operate in a socially and environmentally responsible manner consistent with our values. To that end, we maintain policies and procedures including, but not limited to, the following:
•Anti-Corruption
•Anti Hedging and Anti Pledging
•Code of Business Conduct & Ethics
•Complaint Procedures for Accounting and Auditing Matters
•Data Privacy
•Environmental Health and Safety
•Equal Employment Opportunity – U.S.
•Global Purchasing
•IT Security
•Insider Trading Policy
•Prohibition of Sexual and other Workplace Harassment – U.S.
•Speak Up Listen Up/Whistleblower
•Supply Chain Disclosure
•Supplier Code of Business Conduct and Ethics
•Position on Human Rights
•Political Spending & Lobbying Policy

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	21

The Board’s Role and Responsibilities	Table of Contents
Communications with the Board
Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (Independent Directors), c/o Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California 94588.
Political Activities and Contributions
In general, it is not the Company’s practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law, and no such contributions were made during 2023. The Company complies with all applicable state and federal laws related to the disclosure of lobbying activities, and no such activities occurred during 2023.
Board Leadership Structure
Since before our initial public offering in 1994, the roles of our Board Chair and our Chief Executive Officer have been separated. We believe that this is appropriate under current circumstances, because it allows management to make the operating decisions necessary to manage the business, while helping to keep a measure of independence between the oversight function of the Board and operating decisions. We feel that this has provided an appropriate balance of operational focus, flexibility and oversight.
Because an independent director currently serves as Chair of our Board, we do not separately have a Lead Independent Director. Mr. Andrasick, as Chair of the Board, participates in setting the agenda of Board and committee meetings, facilitating communications among members of the Board and management, leading the Board self-evaluation process, and maintaining the focus and punctuality of Board and committee meetings. In addition, the Chair’s role also includes leading the efforts in evaluating our Chief Executive Officer and in succession planning, considering Board committee membership and leadership, and presiding at annual meetings of stockholders.
In January 2024, in connection with the Company’s regular Board and Committee composition review and rotation plan and based on the recommendation of the Nominating and ESG Committee, the Board elected Phil Donaldson to serve as Chair of the Board, effective May 1, 2024, subject to his re-election to the Board at the Annual Meeting. Mr. Andrasick, our current Chair, will continue to serve as a director on the Board, also subject to his re-election at the Annual Meeting.
Executive Sessions
Pursuant to the NYSE listing standards, our nonemployee directors regularly meet in executive sessions without members of management present. In 2023, our current Board Chair, Mr. Andrasick, presided over these executive sessions.

Board of Directors and Its Committees

In 2023, the Board held 6 meetings, and its standing committees held a total of 27 meetings, including 9 meetings of the Audit and Finance Committee, 9 meetings of the Compensation and Leadership Development Committee, 5 meetings of the Nominating and ESG Committee and 4 meetings of the Corporate Strategy and Acquisitions Committee.

In 2023, each of our directors attended 99% of the aggregate of the total number of meetings of the Board and the total number of meetings of the Board committee(s) on which he or she served.

We do not have a policy that requires our directors to attend annual meetings of stockholders, but 100% of our then current directors attended the 2023 Annual Meeting of Stockholders.

100% of our directors attended the 2023 annual meeting

22	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities
Restrictions on Hedging and Pledging Arrangements for All Employees and Directors
The Board has adopted an anti hedging and anti pledging policy. Directors, officers, and employees of the Company or any subsidiary of the Company, as well as their designees, are generally prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of our equity securities (such as our common stock), including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) further pledging our equity securities as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account.
Board Committees
The standing committees of our Board are the Audit and Finance Committee, the Compensation and Leadership Development Committee, the Corporate Strategy and Acquisitions Committee and the Nominating and ESG Committee. The Board appoints members of the committees and each committee operates under a written charter approved by the Board.
With the exception of the Corporate Strategy and Acquisitions Committee all of our standing committees are composed entirely of independent directors. Attendance at committee meetings is open to every director, regardless of whether he or she is a member of such committee.
The table below sets forth our directors’ Board committee membership as of January 1, 2024:

Director	Corporate Strategy & Acquisitions	Audit & Finance	Compensation & Leadership Development	Nominating & ESG
James S. Andrasick	■	■	■	■
Chau Banks		■	■
Jennifer A. Chatman			■	■
Felica Coney	■	■
Gary M. Cusumano	■		■
Philip E. Donaldson	■	■
Celeste Volz Ford	■	■
Kenneth D. Knight		■		■
Michael Olosky (CEO)	■
Robin G. MacGillivray			■	■
Number of Meetings Held in 2023:	4	9	9	5
■ Member ■ Chair

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	23

The Board’s Role and Responsibilities	Table of Contents
In January 2024, in connection with the Company’s regular Board and Committee composition review and committee membership rotation plan, the Board, at the recommendation of the Nominating and ESG Committee, approved the Committee composition as set forth below, effective May 1, 2024, subject to each director’s re-election to the Board at the Annual Meeting.
The table below sets forth our directors’ Board committee membership effective May 1, 2024 (subject to each directors’ re-election to the Board at the Annual Meeting):

Director	Corporate Strategy & Acquisitions	Audit & Finance	Compensation & Leadership Development	Nominating & ESG
James S. Andrasick		■		■
Chau Banks			■	■
Felica Coney	■	■
Gary M. Cusumano	■		■	■
Philip E. Donaldson	■	■	■	■
Celeste Volz Ford	■		■
Kenneth D. Knight	■	■
Michael Olosky (CEO)	■
■ Member ■ Chair

Audit and Finance Committee
Principal Functions and Additional Information
•Monitors our financial reporting process and internal control system.
•Oversees the preparation of our financial statements.
•Monitors our compliance with legal and regulatory financial requirements, including our compliance with the applicable reporting requirements established by the U.S. Securities and Exchange Commission (the “SEC”) and the requirements of audit and finances as established by the NYSE.
•Evaluates the independence, qualifications, performance and compensation of our independent registered public accounting firm.
•Pursuant to our Policy Regarding Compliant Procedures for Accounting and Auditing Matters, provides oversight relating to financial matters, books and records and accounting and as required by applicable statutes, rules and regulations.
•Provides an open avenue of communication among our independent registered public accounting firm, financial and senior management, and the Board.
•Other functions include risk management, IT/Cyber; oversight of and engagement of external auditor.
Our Board has determined that all members of the Audit and Finance Committee are independent and financially literate under NYSE Listed Company Manual Sections 303A.02 and 303A.07, respectively, and that Messrs. Andrasick and Donaldson each qualify as an “audit committee financial expert,” within the definition established by the SEC. For more information on the backgrounds of those directors, see their biographical information under “Election of Directors” above.

2023 Chair: Mr. Donaldson 2023 Committee Members: •Mr. Andrasick •Ms. Banks •Ms. Coney •Ms. Ford •Mr. Knight

24	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities

Compensation and Leadership Development Committee
Principal Functions and Additional Information
•Oversees the design of our officer compensation plans, policies and programs.
•Approves and/or recommends to the Board for approval such officer compensation plans, policies and programs.
•May delegate certain authority to a subcommittee of the Committee.
•Evaluates employee benefit plans.
•Annually reviews and approves goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives and sets the CEO’s compensation based on that evaluation.
•Oversees our disclosures relating to compensation plans, policies and programs, including overseeing the preparation of the Compensation Discussion & Analysis included in this Proxy Statement.
•Acts in its sole discretion to retain or terminate any compensation consultant to be used to assist the Compensation and Leadership Development Committee in the discharge of its responsibilities. For more information about the Compensation and Leadership Development Committee’s processes and procedures for the consideration and determination of NEO compensation, including the role of executive officers and compensation consultants in determining or recommending the amount or form of executive compensation, see “Compensation Consultant” below and the Compensation Discussion & Analysis section (and related tabular and narrative disclosures) of this Proxy Statement.

2023 Chair: Mr. Cusumano 2023 Committee Members: •Mr. Andrasick •Ms. Banks •Ms. Chatman •Ms. MacGillivray

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The Board’s Role and Responsibilities	Table of Contents

Nominating and ESG Committee
Principal Functions and Additional Information
•Identifies individuals qualified to become Board members and recommends to the Board each year the director nominees for the next annual meeting of stockholders.
•Recommends to the Board the directors to serve on each Board committee.
•Reviews and assesses the Company’s policies, practices and strategy regarding environmental and social matters.
•Leads the Board in its annual review of the performance of the Board and its committees.
•Develops, reviews and recommends to the Board any changes to our Corporate Governance Guidelines the committee deems appropriate.
•Monitors compliance with our nonemployee directors’ stock ownership guidelines.
•Recommends to the Board the compensation of nonemployee directors. For more information about the Nominating and ESG Committee’s processes and procedures for the consideration and determination of director compensation, see the 2023 Director Compensation section of this Proxy Statement.

2023 Chair: Ms. Chatman 2023 Committee Members: •Mr. Andrasick •Mr. Knight •Ms. MacGillivray

Corporate Strategy and Acquisitions Committee
Principal Functions and Additional Information
•Provides guidance on and oversight of the Company’s strategic plan, including the strategic planning process.
•Works with management on the identification and prioritization of strategic goals and expectations, and reviews and evaluates potential acquisitions, joint ventures, strategic alliances and divestitures.
•Monitors at least annually the Company’s progress in implementing its strategic plan and recommends modifications to the plan where appropriate.
•Periodically monitors the results of acquisitions, divestitures and alliances.

2023 Chair: Ms. Ford 2023 Committee Members: •Mr. Andrasick •Ms. Coney •Mr. Cusumano •Mr. Donaldson

26	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities
Compensation Committee Interlocks and Insider Participation
The members of the Compensation and Leadership Development Committee during 2023 were Gary Cusumano (Chair), James Andrasick, Chau Banks, Jennifer Chatman and Robin MacGillivray. All members of our Compensation and Leadership Development Committee are independent in accordance with NYSE listing standards. No member of the Compensation and Leadership Development Committee (1) was, during the year ended December 31, 2023, or had previously been, an officer or employee of Simpson or any of its subsidiaries, or (2) had any material interest in a transaction of Simpson or a business relationship with, or any indebtedness to, Simpson. No interlocking relationship existed during the year ended December 31, 2023 between any member of the Board or the Compensation and Leadership Development Committee and an executive officer of Simpson.
Compensation Consultant
The Compensation and Leadership Development Committee has the authority under its charter to retain or obtain the advice of advisers, including compensation consultants, as it may deem appropriate. In accordance with this authority, the Compensation and Leadership Development Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to provide it with objective and expert analysis, advice and information with respect to executive compensation. Our Compensation and Leadership Development Committee regularly reviews its executive compensation consulting needs and periodically invites compensation consulting firms to discuss these executive compensation needs with the Compensation and Leadership Development Committee. This process enables the Compensation and Leadership Development Committee to reevaluate its compensation consultant and take a fresh look at our compensation practices and policies.
All executive compensation services provided by Meridian were conducted under the direction or authority of the Compensation and Leadership Development Committee. In addition to compensation consultants, members of our Human Resources and Finance Departments support the Compensation and Leadership Development Committee in its work. Meridian was engaged by the Compensation and Leadership Development Committee to provide services including:
•reviewing the custom peer group and identifying potential changes for consideration;
•assessing the appropriateness and competitiveness of our compensation programs as compared to compensation programs maintained by peer companies;
•evaluating our executives’ target compensation compared to market benchmarks, in total and by pay component; and
•recommending changes to our short-term and long-term incentive programs.
The Compensation and Leadership Development Committee has considered the required independence factors outlined by the SEC and NYSE rules in assessing the independence of the compensation consultant. Consideration was also given by the Compensation and Leadership Development Committee under those required independence factors, plus all other relevant factors, to whether the work performed by Meridian could give rise to a potential conflict of interest. Based on this review, the Compensation and Leadership Development Committee did not identify any conflict of interest raised by the work performed by Meridian.
Involvement in Certain Legal Proceedings
Except for Mr. Knight, the Chief Executive Officer of Invitae Corporation, which filed a petition for bankruptcy on February 13, 2024 in the U.S. Bankruptcy Court for the District of New Jersey, to our knowledge, none of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type

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The Board’s Role and Responsibilities	Table of Contents
of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.
Related-Party Transactions
We have adopted a written Related Person Transactions Policy applicable to any individual transaction or series of related-person transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:
•Simpson or any of its subsidiaries is, was or will be a participant; and
•any related person (as defined in Item 404 of Regulation S-K) and other members of our leadership team designated from time to time by the Board or Nominating and ESG Committee has, had or will have a direct or indirect material interest.
Pursuant to the Related Party Transactions Policy, the Nominating and ESG Committee or entire Board, as applicable, is responsible for review, approval, and ratification of transactions between the Company, its branches or subsidiaries and related persons and members of our leadership team as designated by the Nominating and ESG Committee or Board from time to time. In accordance with the Related Party Transactions Policy, except for pre-approved transactions, if a transaction involves a covered employee (or an immediate family member thereof) and is valued at less than $1 million, then a transaction review committee (the “TRC”), which serves as an advisory committee of the Company and generally includes our Chief Financial Officer, or his or her designee, and our outside counsel (provided that if the Chief Financial Officer is a related party, he or she will be replaced by another officer of the Company), will make recommendations to the Nominating and ESG Committee and the Nominating and ESG Committee will decide whether to approve or ratify the transaction; and if a transaction involves a director or 5% stockholder (or an immediate family member thereof) or involves a covered employee (or an immediate family member thereof) but is valued at $1 million or more, the TRC will make recommendations to the Board, and the Board will decide whether to approve or ratify the transaction (provided that no director shall participate in any discussion or approval of a transaction for which he or she or any of his or her immediate family members is involved). In determining whether to approve, ratify or disapprove a related party transaction, the Nominating and ESG Committee or Board will consider, among other factors, whether the transaction is entered into on terms no less favorable to us than terms generally available to an unaffiliated third-party under the same or similar circumstances; the results of an appraisal, if any; whether there was a bidding process and the results thereof; review of the valuation methodology used and alternative approaches to valuation of the transaction; and the extent of the related person’s interest in the transaction. There were no transactions found to be directly or indirectly material to a related person required by SEC rules to be disclosed in this Proxy Statement.

28	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Compensation of Directors
Under our 2023 nonemployee director compensation program, cash compensation for nonemployee directors consisted of retainers and membership fees as follows:

($)
Annual Board Member Retainer	75,000
Audit and Finance Committee Chair Retainer(1)	10,000
Audit and Finance Committee Member Fee	10,000
Compensation and Leadership Development Committee Chair Retainer(1)	10,000
Compensation and Leadership Development Committee Member Fee	10,000
Nominating and ESG Committee Chair Retainer(1)	10,000
Nominating and ESG Committee Member Fee	10,000
Corporate Strategy and Acquisitions Committee Chair Retainer(1)	10,000
Corporate Strategy and Acquisitions Committee Member Fee	7,000
Additional Retainer for Chair of the Board	66,500
1.Committee Chair Retainers are paid in addition to Member Fees.
In 2023, annual retainers, committee membership and chair fees were paid quarterly or upon appointment to a committee as a member or as a chair position.
In addition to the annual board retainer, our nonemployee directors also receive a grant of vested shares with a value of approximately $115,000. The number of shares granted to each director is based on the average trading price of our common stock on the NYSE for 60 trading days prior to a set date, recommended by the Nominating and ESG Committee, and approved by the Board, leading up to the grant date.
The Chair of the Board also receives an additional grant of vested shares with a value of approximately $38,500.
2023 Director Compensation Table
The table below summarizes the compensation earned by or paid to our nonemployee directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
James Andrasick	174,272	178,697(1)	—	352,969
Chau Banks	55,308	108,262(2)	—	163,570
Jennifer Chatman	104,029	133,837(1)	—	237,866
Felica Coney	53,562	108,262(2)	—	161,824
Gary Cusumano	102,000	133,837(1)	—	235,837
Philip Donaldson	102,000	133,837(1)	—	235,837
Celeste Volz Ford	102,000	133,837(1)	—	235,837
Kenneth Knight	94,029	133,837(1)	—	227,866
Robin MacGillivray	94,029	133,837(1)	—	227,866

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Compensation of Directors	Table of Contents
1.Reflects the value of vested shares granted on April 26, 2023, calculated by multiplying the number of shares by the fair value per share of our common stock as of the award date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 “Compensation - Stock Compensation.” Each of the nonemployee directors’ equity awards corresponded to the approximate amount of his or her 2023 annual stock retainer, and was valued at $123.58 per share, the closing price of our common stock reported by the NYSE at the close of trading on April 25, 2023. Mr. Andrasick’s equity award also includes his additional stock retainer for serving as the Chair of our Board. This award was valued at $123.58 per share, the closing price of our common stock reported by the NYSE at the close of trading on April 25, 2023. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards, see Note 6 “Stock-Based Compensation” to the Consolidated Financial Statements included in our Annual Report to Stockholders on Form 10-K for the period ended December 31, 2023.
2.Reflects the value of vested shares granted on June 1, 2023, calculated by multiplying the number of shares by the fair value per share of our common stock as of the award date in accordance with FASB Accounting Standards Codification Topic 718 “Compensation - Stock Compensation.” Ms. Banks’ and Ms. Coney’s equity awards corresponded to the approximate amount of their 2023 annual stock retainer, prorated based on their appointment date, and were valued at $118.19 per share, the closing price of our common stock reported by the NYSE at the close of trading on May 31, 2023. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards, see Note 6 “Stock-Based Compensation” to the Consolidated Financial Statements included in our Annual Report to Stockholders on Form 10-K for the period ended December 31, 2023.
As of December 31, 2023, our nonemployee directors held no unvested stock awards or outstanding option awards with respect to our common stock.

30	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Item 2: Advisory Vote To Approve Named Executive Officer Compensation
We are asking our stockholders to vote on an advisory basis to approve the compensation of our Named Executive Officers (or “NEOs”) (sometimes referred to as “Say on Pay”) as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We conduct our Say on Pay votes annually, and, after the Annual Meeting, the next required Say on Pay vote is expected to occur at the 2025 Annual Meeting of Stockholders. The Board recommends a vote “FOR” this proposal because it believes that our compensation policies and practices are effective in achieving Simpson’s philosophy of providing compensation that:
•attracts, motivates and retains well-qualified executives;
•provides performance-based incentives to reward achievement of short and long-term business goals and strategic objectives, while avoiding unnecessary risk taking; and
•aligns the interests of our executives with those of our stockholders.
For the reasons discussed in the “Compensation Discussion & Analysis,” accompanying compensation tables and related narrative disclosures in this Proxy Statement, the Board unanimously recommends that stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and accompanying narrative discussion in Simpson‘s Proxy Statement relating to its 2024 Annual Meeting of Stockholders, is hereby APPROVED.”
Although the resolution is non-binding, the Board and Compensation and Leadership Development Committee consider the outcome of the vote when making future compensation decisions.

Our Board of Directors recommends that stockholders vote “FOR” the advisory vote to approve Named Executive Officer compensation.

Executive Officer Profiles
The following profiles provide the relevant experience, age, executive officer and company tenure with Simpson of our current executive officers.
The profile for Michael Olosky, our President and Chief Executive Officer and a director nominee, is set forth above under “2024 Nominees.”

Brian Magstadt Chief Financial Officer and Treasurer

Age: 56	Executive Officer Tenure: 12 years	Company Tenure: 20 years
Mr. Magstadt has served as our Chief Financial Officer and Treasurer since January 2012. He joined Simpson in 2004 as a Financial Reporting Specialist, and, from 2008 until 2012, served as our Financial Reporting Manager, overseeing our external reporting program and managing various other accounting and finance functions. He is a licensed Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from California State University, Chico, and a Masters of Business Administration degree from Santa Clara University.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	31

Item 2: Named Executive Officer Compensation	Table of Contents

Michael Andersen Executive Vice President, Europe, Simpson Strong-Tie Switzerland GmbH

Age: 47	Executive Officer Tenure: 1 year	Company Tenure: 19 years
Mr. Andersen has served as the Executive Vice President, Europe since January 2023. Mr. Andersen joined Simpson Manufacturing’s subsidiary, Simpson Strong-Tie A/S (Denmark) in 2005 as Controller. In 2007 he was promoted to Regional Controller ICI Concrete working at our Home office in Pleasanton, California. Mr. Andersen moved to Switzerland in 2012 as General Manager for our then newly acquired subsidiary S&P Clever Reinforcement Company AG.

In 2018, Mr. Andersen was promoted to Vice President, European Operations of Simpson Strong-Tie Switzerland GmbH, and served in this position until January 2023. In his current role, Mr. Andersen oversees all aspects of the European business including our Simpson Strong-Tie and ETANCO Group subsidiaries. Mr. Andersen holds a degree in Business Economics from Aalborg University.

Phil Burton Executive Vice President, North America, Simpson Strong-Tie Company Inc.

Age: 61	Executive Officer Tenure: 1 year	Company Tenure: 30 years
Mr. Burton has served as the Executive Vice President, North America since January 2023. Mr. Burton joined Simpson Strong-Tie in 1994 as a Sales Manager, and in 2004 he was promoted to Vice President, Branch Manager of the McKinney, Texas branch, and served in this position until January 2023. In his current role, Mr. Burton oversees all of the North American operations. Mr. Burton holds a BBA in Marketing/Management from the University of North Texas.

Roger Dankel Executive Vice President, North American Sales, Simpson Strong-Tie Company Inc.

Age: 60	Executive Officer Tenure: 9 years	Company Tenure: 31 years
Mr. Dankel has been the Executive Vice President of North American Sales since January 2023. From July 2014 through December 2022, he served as President of North American Sales of Simpson Strong-Tie. He has been employed with us since 1993, and from then until 1997, was a Field Sales Representative, He was then promoted to Sales Manager in McKinney, Texas, and then Branch Sales Manager in charge of all sales functions of that branch. He has successfully integrated multiple new products, both acquired and internally developed, into Simpson Strong-Tie’s product lines. Mr. Dankel holds a Bachelor of Science degree in Business Administration from Millsaps College.

32	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Item 2: Named Executive Officer Compensation

Jeremy Gilstrap Executive Vice President, Innovation, Simpson Strong-Tie Company Inc.

Age: 51	Executive Officer Tenure: 1 year	Company Tenure: 23 years
Mr. Gilstrap has served as the Executive Vice President, Innovation since January 2023. Mr. Gilstrap joined Simpson Strong-Tie in 2001 as a branch engineer. In 2005, he was promoted to Manager of Engineering Research and Development; in 2009, he created the Engineering Services Division; in 2014 he was promoted to Vice President of Engineering; in 2017, he was promoted to General Manager of Concrete Construction Products division; and in 2020 he was promoted to Northwest Regional Vice President, and served in this position until January 2023. In his current role, Mr. Gilstrap oversees Strategic Market Development, Global Product Development, Digital Product Development, and Marketing and Engineering. Mr. Gilstrap holds a Bachelor of Civil Engineering degree and a Master of Civil Engineering degree from the University of Wyoming, and is a licensed Professional Engineer.

Jennifer Lutz Executive Vice President, Human Resources, Simpson Strong-Tie Company, Inc.

Age: 58	Executive Officer Tenure: 1 year	Company Tenure: 11 years
Ms. Lutz has served as the Executive Vice President, Human Resources since January 2023. Ms. Lutz joined Simpson Strong-Tie in April 2013 as the Director, Human Resources, and was promoted to Vice President, Human Resources in December 2015, and served in this position until January 2023.

In her current role, Ms. Lutz oversees compensation, benefits, employee relations, HR systems, recruitment, learning, organizational development and talent strategy. Ms. Lutz holds a BA in Psychology from Emory University.

Cassandra Payton Executive Vice President, General Counsel

Age: 42	Executive Officer Tenure: <1 year	Company Tenure: 3 years
Ms. Payton has served as the Executive Vice President, General Counsel since December 1, 2023. Ms. Payton joined Simpson Manufacturing Co., Inc. in August 2021 as the Assistant General Counsel, and in October 2022 was promoted to Vice President, Legal and served in this position until December 2023. Prior to joining Simpson Manufacturing Co., Inc., Ms. Payton served as Associate General Counsel at Dine Brands Global from May 2018 to July 2021. In her current role, Ms. Payton oversees all legal and regulatory matters. Ms. Payton holds a B.A. in English from Emory University and a J.D. from the University of Southern California Gould School of Law.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	33

Compensation Discussion & Analysis
The Company’s business operations are led by its executive leadership team, which in 2023 included Michael Olosky, Brian Magstadt, Michael Andersen, Phil Burton, Roger Dankel, Jeremy Gilstrap, Jennifer Lutz and Cassandra Payton, whose biographies are provided above. In this section, we explain and discuss the executive compensation program that our Compensation and Leadership Development Committee (“CLDC”) designed and applied to our NEOs for 2023. This discussion is also intended to describe our compensation policies with respect to our NEOs and to provide a review of our key compensation decisions and activities for 2023. Our goal in this discussion is to provide you with a better understanding, both in absolute terms and relative to our performance, of our executive compensation practices and the decisions made concerning the compensation payable to our NEOs, including our CEO and the other executive officers named in the “2023 Summary Compensation Table” below. Our NEOs for 2023 were the following individuals:

Name	Title
Michael Olosky	President and Chief Executive Officer
Brian Magstadt	Chief Financial Officer and Treasurer
Michael Andersen	Executive Vice President, Europe
Phil Burton	Executive Vice President, North America
Roger Dankel	Executive Vice President, North American Sales
Executive Summary
Recent Leadership Changes
As previously disclosed, effective January 1, 2023, following the appointment of Michael Olosky as President and CEO, the executive officers were as follows:
•Michael Olosky, President and Chief Executive Officer
•Brian Magstadt, Chief Financial Officer and Treasurer
•Michael Andersen, Executive Vice President, Europe
•Phil Burton, Executive Vice President, North America
•Roger Dankel, Executive Vice President, North American Sales
•Jeremy Gilstrap, Executive Vice President, Innovation
•Jennifer Lutz, Executive Vice President, Human Resources
•Kevin Swartzendruber, Senior Vice President, Finance
In October 2023, we announced that Kevin Swartzendruber, Senior Vice President, Finance, intended to retire effective March 1, 2024, and that retirement has occurred.
Effective December 1, 2023, Cassandra Payton was appointed as Executive Vice President, General Counsel.
2023 Performance Highlights
The Company focuses on designing, manufacturing, and marketing systems and products to make buildings and structures safe and secure. The Company, through its subsidiaries, designs, engineers, and manufactures structural construction products, including connectors, truss plates, anchors, fasteners and other products, and differentiates itself from competitors by designing and marketing end-to-end wood and

34	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Compensation Discussion & Analysis
concrete construction product lines. The Company also provides engineering services in support of some of its products and increasingly offers design and other software that facilitates the specification, selection and use of its products. The Company believes that its primary operating brand – the Simpson Strong-Tie brand – benefits from strong brand name recognition among architects and engineers who frequently request the use of the Company’s products. The nature of our industry demands that we adhere to a focused strategy to build stockholder long-term value over time. During 2023, our management team continued to execute against the strategic goals set by the Board, which resulted in increases in net sales and return on invested capital (“ROIC”) above our peer group median for our stockholders.
Our key 2023 performance highlights are set forth below:
•Company-wide net sales increased 4.6% to $2.2 billion, and have increased 20.4% on a compounded annual growth basis since 2020;
•Gross margin was 47.1%;
•Income from operations increased to $475.1 million and operating margins were 21.5%;
•Diluted net income per share of our common stock increased to $8.26; and
•ROIC decreased to 17.2% in 2023 from 21.1% in 2022.
Our management’s focused execution and continued commitment to a disciplined capital allocation strategy delivered strong results for our stockholders in 2023, including the following achievements:
Net sales increased in each of 2021, 2022 and 2023. 2021 net sales increased 24.1% primarily due to higher average unit prices in North America and to a lesser extent, higher sales volumes. 2022 net sales increased 34.5% primarily due to significant product price increases implemented in 2022, market share gains, and the addition of the ETANCO Group (“ETANCO”), which contributed $212.6 million in net sales. 2023 net sales increased 4.6% primarily due to the acquisition and integration of ETANCO.
Operating margins have improved since 2019, but declined in 2022 from 2021 due to increased material costs and integration and other costs associated with the ETANCO acquisition, and stayed relatively flat from 2022 to 2023.
ROIC declined in 2022 from 2021 due to increased invested capital associated with the long-term debt to finance the ETANCO acquisition, and in 2023 from 2022 due to increased invested capital associated with increases in equity as a result of net income less both dividends paid and share repurchases, and partially offset by reduced long-term debt.
Invested capital has increased 80.6% from 2021 through 2023 reflecting the addition of long-term debt and a 15.3% compounded annual growth rate in net income offset by the company returning capital to stockholders in the form of dividends and share repurchases over the same period. Capital returned to stockholders for each of the three years 2021, 2022 and 2023 was approximately $65.7 million, $122.5 million, and $95.2 million respectively.

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Compensation Discussion & Analysis	Table of Contents
The following chart shows the Company’s performance against the S&P 500, the Dow Jones U.S. Building Materials & Fixtures Index and our compensation peer group (as identified below) in terms of total stockholder returns (“TSR”) delivered to our stockholders in 2023.
2023 TSR Performance
* The compensation peer group line represents a peer group index calculated based on 2023 weighted average TSR of our peer group. See “Comparative Market Information” below for the composition of our peer group.
2023 NEO Compensation Mixes
Our NEOs’ compensation generally is comprised of three core components – (1) base salary, (2) short-term cash awards, and (3) long-term equity awards, which are structured to complement each other and establish a balanced and performance-based pay structure. The overarching goals of our compensation programs for 2023 were to attract, motivate and retain our employees, including our management team, establish a strong sense of ownership, and closely align our executives’ and employees’ interests with those of our stockholders. The target compensation mixes for 2023 for our CEO and, on average, our other NEOs are set forth below:

■ Base Salary	■ CPS	■ Long-Term Incentive
* Performance-based compensation includes Cash Profit Sharing (“CPS”) awards based on financial and individual operational metrics and LTI awards including PSUs based on financial metrics and RSUs based on stock price performance.

36	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Compensation Discussion & Analysis
Pay-for-Performance: Key 2023 NEO Compensation Outcomes
The 2023 compensation results for our NEOs continued to reflect the CLDC’s pay-for-performance philosophy, which includes, among other factors, aligning executive compensation directly with our operational and financial performance.
Base Salaries
Our CEO received a base salary rate increase based on the review of comparative compensation peer group and market survey data, and also took into account considerations such as his individual performance and contributions, which included his promotion to CEO (from his former position as Chief Operating Officer (“COO”)). This change was effective as of January 1, 2023.

NEO	2023 Base Salary	2022 Base Salary
Michael Olosky	$800,000	$620,000
Brian Magstadt	$551,668	$530,450
Michael Andersen(1)	$383,897	$369,132
Phil Burton	$454,480	$437,000
Roger Dankel	$484,100	$484,100
1.For purposes of this table, amounts paid to Mr. Andersen in Swiss francs (CHF) were converted to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD.
Executive Officer Cash Profit Sharing (“EOCPS”) Awards
The EOCPS program is based on both quarterly and annual performance measurements of operating income. The CLDC also incorporates a performance modifier into the EOCPS plan design, which measures performance against individual Management by Objective (“MBO”) goals.
•CEO: Our CEO received a total 2023 EOCPS payout of $1,483,432, reflecting 185.4% of his target 2023 EOCPS award opportunity ($800,000), which payout was determined based on our 2023 quarterly and annual operating income achievement versus the quarterly and annual goals established by the CLDC at the beginning of 2023, and the level of achievement of predetermined MBO goals; and
•Other NEOs: Our other NEOs received total 2023 EOCPS payouts as set forth below, reflecting from 162.0% to 190.4% of target 2023 EOCPS award opportunities, which payout was again determined based on our 2023 quarterly and annual operating income achievement versus the quarterly and annual goals established by the CLDC at the beginning of 2023, and the level of achievement of predetermined MBO goals.
All NEOs paid out from 162% to 190.4% of their target.

NEO	Payout(2)	Target
Michael Olosky	$1,483,432	$800,000
Brian Magstadt	$719,838	$386,168
Michael Andersen(1)	$438,564	$230,338
Phil Burton	$573,608	$318,136
Roger Dankel	$392,108	$242,050
1.For purposes of this table, amounts listed for Mr. Andersen were converted from Swiss francs (CHF) to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD.
2.The MBO modifier was used to adjust the NEOs’ EOCPS payouts in 2023 and ranged from (10)% to 13.3%, due to each NEO’s performance of multiple financial and non-financial goals associated with our strategic initiatives and individual goals.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	37

Compensation Discussion & Analysis	Table of Contents
Equity Awards
In 2023, our CEO was granted equity awards with a target grant date total value of approximately $2,400,000, and our other NEOs were granted equity awards with target grant date values from approximately $420,000 to approximately $696,000. The target equity award value was delivered 35% in the form of time-based restricted stock units (“RSUs”) and 65% in the form of performance-based restricted stock units (“PSUs”). These PSUs are fully “at-risk” and will vest only on achievement of revenue growth and ROIC performance metrics in a 2023-2025 measurement period. The awards are forfeited if the threshold performance goals are not met, and the maximum amount of shares that may potentially vest under these PSUs (if and when the highest-tier performance goals are met) are capped at 200% of the target shares. The RSUs are generally subject to a three-year vesting period with the RSUs vesting in equal annual installments on the first, second and third anniversaries of the vesting start date (as determined by the CLDC), respectively.
Please refer to the “2023 Summary Compensation Table,” “NEO Compensation Program Design” and “Executive Compensation Analysis” subsections below for a more detailed disclosure of our CEO and the other NEOs’ 2023 total compensation programs and values.
NEO Compensation Program Design
Executive Compensation Philosophy
Our overall compensation philosophy is to align the interests of our employees and stockholders and provide employees, including our management, incentives to increase stockholder value. To this end, we seek to generally position our NEOs’ total target compensation at market competitive levels, based on comparative market data for companies similar to us in terms of revenue size and industry. However, we use this data only as a market check on our compensation decisions, and not to formally benchmark elements of NEO compensation. We aim to compensate our NEOs appropriately relative to our performance. To achieve these objectives under our pay-for-performance guiding principal, we created compensation programs that reward achievement of specific performance goals, such as operating income, revenue growth and ROIC. We believe that our current compensation programs allow us to attract high-performing employees and help us retain the services of employees whose contributions are instrumental in achieving our strategies. The CLDC and the Board regularly review and refine our executive compensation programs to help ensure that such programs continue to reflect policies and practices that are aligned with our pay-for-performance philosophy and the interest of our stockholders.
Compensation-Setting Process
Role of Compensation and Leadership Development Committee, Board and Management
The CLDC develops and updates our compensation policies and practices, oversees our compensation programs, sets performance goals relevant to such programs, evaluates our performance in light of such goals, and determines and exercises discretion over executive compensation, including reviewing and approving annual compensation of our NEOs. The CLDC does not delegate its role in determining executive compensation. Our officers do, however, participate in our annual budgeting process, which forms the basis for the CLDC to set, and determine the achievement of, the performance goals under our compensation programs. The Board reviews and approves the annual budget, and based on that, the CLDC approves both cash EOCPS payouts and equity-based awards to our NEOs. Our CEO provides significant input in recommending the structure of our pay programs and recommending any adjustments to the other NEOs’ base salary and target incentive compensation opportunities. The CLDC can accept, reject or modify the CEO’s recommendations as it sees fit, subject to the terms of any applicable program documentation.

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Role of Compensation Consultants
The CLDC has engaged, and expects to continue to engage, independent advisers, including independent compensation consultants, from time to time to assist in carrying out its responsibilities. The specific services provided by Meridian to us in 2023 consisted of: reviewing our peer group and comparative compensation analysis, assessing the appropriateness and competitiveness of our executive compensation program as compared to those of the peer group, recommending changes to our executive compensation programs, and evaluating our executive and director compensation.
Board Responsiveness to Stockholders
In late 2023 and early 2024 we continued our annual engagement with our stockholders. This engagement gave us a basis for further evaluation of our practices in executive compensation and corporate governance. This initiative was led by the Board and senior management, by reaching out to stockholders holding 72% of our outstanding shares. Out of those stockholders who elected to engage with us (representing approximately 36% of our outstanding shares), we organized follow-up calls. This outreach reflects our commitment to understand and address key issues of importance to our stockholders. In line with the high support for our executive compensation program as expressed in the 2023 annual stockholder advisory vote to approve our NEO compensation, stockholders continued their support for our compensation program. This strong level of support led our CLDC to conclude that material changes in our executive compensation design, solely due to the outcome of the Say-on-Pay vote, were not warranted for 2024.
Previously, following the 2023 Annual Meeting of Stockholders, we also actively engaged with numerous stockholders on matters of corporate governance, executive compensation and related matters. These efforts were led by the Chair of our Board and our Chief Financial Officer to help ensure a direct line of communication between the Board and our stockholders. We also continue to work with Meridian to monitor changes in executive compensation to keep our executive compensation program aligned with both our business strategy and best practices in our competitive market.

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Compensation Discussion & Analysis	Table of Contents
2023 Executive Compensation Key Policies and Practices
The CLDC references various policies and practices when evaluating whether management’s compensation programs support stockholder value creation and the Company’s strategic goals:

Initially Position Target Total Compensation at Market Competitive Levels	We do not formulaically set the elements of our executive compensation to be consistent with specific market benchmarks, but instead use a general view of market pay data to compare NEO target total compensation to the median target total compensation of the peer group (see “Comparative Market Information” below for the composition of our peer group). We also consider historical and projected peer group performance when establishing our incentive plan performance goals. This includes setting well-balanced short-term and long-term performance objectives that enable executives to generally earn actual pay above median for out-performing expectations, and vice versa for performance below expectations (see “Setting Performance Goals” below for further context on our goal-setting process). In this way, we use market data as a market check, and just one element of our compensation setting process;

Pay for Performance	We have created an incentive structure that places a significant portion of our NEOs’ target compensation at risk based on our short-term and long-term performance;

Performance Based Distributed Cash Awards	Our EOCPS program is based on both quarterly and annual performance measurements of our operating income in conjunction with an adjustment based on certain other goals as determined by the CLDC. These adjustments are our MBO goals and can increase or decrease the final payment, which includes the annual and fourth quarter cash awards, by +/- 20%. Regardless of the MBO achievement, payouts under the EOCPS are capped at 200% of each NEO’s target bonus opportunity;

Equity Awards with Extended Vesting	NEOs’ awards under our equity incentive plan are performance-based awards (65%) with a 3-year measurement period, in addition to time-based awards (35%) that are subject to a three-year vesting period, vesting in equal annual installments on the first, second and third anniversaries of the vesting start date (as determined by the CLDC);

No Guaranteed Incentive Awards	NEOs’ EOCPS awards are 100% performance-based, and NEOs’ outstanding performance-based equity awards are fully at-risk and contingent on achievement of revenue growth and ROIC goals; and

No Overlapping Metrics	NEOs’ EOCPS awards and performance-based equity awards have distinct performance metrics, which are aligned with our business strategy and priorities.

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We are also committed to maintaining strong compensation risk management practices that support our pay for performance philosophy, mitigate risk, and align interests of our executives and our stockholders:

Annual Review	The CLDC conducts annual evaluations of NEOs’ compensation;

Caps	We cap payout amounts for the NEOs’ EOCPS and performance-based equity awards;

Double Triggers	Equity awards are subject to double trigger change-in-control requirements;

Compensation Clawback	We maintain and operate a robust compensation recovery policy;

Ownership Guidelines	Stock ownership guidelines are in place for our NEOs and our Board;

No Hedging or Pledging	We adopted robust anti hedging and anti pledging policies;

Limited Perquisites	We do not provide NEOs with material perquisites; and

Strategic Guidance	The CLDC retains an independent compensation consultant to provide strategic guidance to the CLDC regarding executive compensation.

Setting Performance Goals
A key aspect of our compensation programs focuses on the selection of performance metrics that (1) reflect our long-term strategic goals and (2) appropriately incentivize our executives to deliver sustainable performance across key areas. The CLDC sets performance goals for our NEOs’ EOCPS and performance-based equity awards prior to granting such awards and remains engaged to monitor and certify the achievement of the goals. The CLDC believes in the importance of setting challenging, but achievable, performance goals for our NEOs. The CLDC maintains a robust and collaborative performance goal setting process with its independent compensation consultant and our management. The goal setting process spans multiple CLDC meetings on both sides of the year-end process to ensure an active, healthy discussion and ability to respond and adapt the performance goals to changing company, industry or market conditions prior to finalization. In establishing performance goals with respect to our NEOs’ EOCPS and performance-based equity awards, the CLDC reviews market-calibrated data sets that include:
•historical and future projected financial performance for our peer group;
•historical and future projected financial performance more broadly in our industry;
•our historical financial performance and multi-year forward-looking business plans;
•our external guidance, communications and the expectations of our stockholders; and
•the historical realizable compensation for our executives and the alignment between their pay and performance against expectations.
After carefully evaluating the aforementioned factors and incorporating inputs from its independent compensation consultant and our management, the CLDC approves the performance goals for our NEOs.
The performance goals for our NEOs’ 2023 EOCPS and performance-based equity awards and their alignment with our strategies are set forth below:

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Incentive Component	Performance Metric	Alignment with Our Strategies

EOCPS awards (STI)	1-year Operating Income	A key measure of our profitability; supports long-term value creation; and maintains our long-standing culture of promoting sense of ownership among employees to deliver stockholder value.

EOCPS awards (STI)	1-year Individual MBOs	Financial, operational and human capital management goals directly aligning to the Company’s strategic initiatives.

Performance-based equity awards (LTI)	3-year Revenue Growth	Aligns with our ongoing focus on growing revenues across key business segments; and facilitates decisions that will drive sustainable revenue growth.

Performance-based equity awards (LTI)	3-year Average ROIC(1)	Reinforces our ongoing focus on maximizing our investment returns; and prompts thoughtful capital allocation strategy.

1.The Company’s ROIC for a fiscal year is calculated based on (a) the net income of that year as presented in the Company’s consolidated statements of operations prepared pursuant to generally accepted accounting principles in the U.S. (“GAAP”), as divided by (b) the average of the sum of total stockholders’ equity and total long-term debt, at the beginning of and at the end of such year, as presented in the Company’s consolidated balance sheets prepared pursuant to GAAP for that applicable year. As such, the Company’s ROIC, a ratio or statistical measure, is calculated using exclusively financial measures presented in accordance with GAAP (but excludes the impact of ETANCO in 2022 and 2023 for the equity awards granted in 2021).
Executive Compensation Analysis
2023 Compensation Program Elements
The Board believes that, to maintain a sense of unity and fairness, the forms of compensation for our NEOs generally should match those of our other employees. Under this principle, our compensation programs for our executive population, including our NEOs, include three core elements:
•Base salaries and contributions to profit sharing trust accounts;
•Cash profit sharing awards, such as EOCPS awards to our NEOs; and
•Long-term equity awards, such as PSUs and RSUs granted to our NEOs.
Each element of our compensation programs possesses characteristics intended to motivate our NEOs and other employees in different ways. We believe that coordinated compensation elements work best to help us to retain their services and to motivate them to achieve results that increase stockholder value.
2023 Base Salaries
An NEO’s salary is a fixed amount for his or her time invested in performing the functions of the job. Salary alone, however, does not provide performance opportunity for the NEO to earn additional compensation or incentivize increasing stockholder value over time. Our NEOs’ salaries are generally determined by the CLDC, as recommended by the CEO for all of the NEOs excluding the CEO. The CEO and CLDC consider historical salary levels for their respective positions, current compensation for similar positions at our peers, changes in the NEOs’ responsibilities, cost of living adjustments, market data provided by the CLDC’s independent consultant, and employee performance, among other factors. Based on these factors, the CLDC approved a salary increase for the CEO, upon being appointed to the role, and for certain other NEOs for 2023. The table below sets forth each NEOs’ respective 2022 and 2023 annual salary rates:

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	2023 Annual Salary ($)	2022 Annual Salary ($)	% Increase
Michael Olosky, President and Chief Executive Officer	$800,000	$620,000	29
Brian Magstadt, Chief Financial Officer and Treasurer	$551,668	$530,450	4
Michael Andersen, Executive Vice President, Europe(1)	$383,987	$369,132	4
Phil Burton, Executive Vice President, North America(3)	$454,480	$437,000	4
Roger Dankel, Executive Vice President, North American Sales	$484,100	$484,100	—
1.For purposes of this table, amounts paid to Mr. Andersen in Swiss francs (CHF) were converted to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD.
Base salaries and related payments earned by each of our NEOs with respect to each of the three years ended December 31, 2023, 2022 and 2021, respectively, as applicable, are set forth in the “2023 Summary Compensation Table” below.
2023 Executive Officer Cash Profit Sharing (“EOCPS”) Program Design
We maintain the EOCPS Plan for our executive officers, similar to the cash profit sharing plan maintained for other qualified employees, to motivate them to achieve short-term performance goals. We believe that both of these plans have significantly contributed to our growth.
The CLDC is responsible for administrating the EOCPS Plan. The CLDC measures our Company’s or our subsidiaries’ performance against predetermined performance goals, which are currently based on our Company’s or our subsidiaries’ operating income, and approves our NEOs’ individual awards. EOCPS award payouts for 2023 were based on qualified operating income achievement versus predetermined quarterly and annual goals and the achievement of predetermined individual MBO goals.
Under the EOCPS Plan, any earned award will be paid at such time as determined by the CLDC as long as all awards with respect to periods within a fiscal year are paid by March 15 of the succeeding fiscal year. We currently pay four quarterly awards and one annual award based on our achievement versus our predetermined operating income goals for such quarters and the full year. For the four quarters in a year, an NEO will earn an aggregate award payout based on 40% of his or her annual target award opportunity. As for the last payment, the NEO will earn an award payout based on the remaining 60% of his or her applicable annual target award opportunity. The effect of the five payments (four quarterly and one annual) is to ensure a majority of the award is based on performance determined at the end of the year, with the year-end awards contingent on achieving the performance versus the operating income goals established for the entire year.
If the operating income achievement is less than the threshold goal in any quarter, our NEOs receive no EOCPS award payment for such quarter. If the annual operating income achievement is less than the annual threshold goal for the year, our NEOs receive no EOCPS award payments for the annual portion of the award, but may still receive one or more quarterly EOCPS payments during the year. If the operating income achievement is less than the threshold goal in each quarter and for the full year, our NEOs receive no EOCPS award payouts for that year. Our CLDC continuously evaluates our executive compensation program to ensure we continue to align ourselves with best practices. Beginning in 2021, we incorporated an individual modifier into the EOCPS plan based on the achievement of pre-established MBO goals. The modifier has the potential to adjust the fourth quarter and annual EOCPS payout for each NEO +/- 20% based on the CLDC’s determination of the achievement of the MBO goals. The CLDC may determine not to make any adjustment to the EOCPS payout. We allocated EOCPS award opportunities among our NEOs as approved by the CLDC at the beginning of the year based on the officers’ levels of responsibility and contribution to the success of the Company or the home office operating unit, as applicable. Unless the composition or responsibilities of our NEOs change, their award opportunities generally do not change substantially from year to year, although the CLDC has discretion to make any changes that it considers appropriate.

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2023 Operating Income Achievements and EOCPS Awards
The CLDC chose the operating income of Simpson Manufacturing Co., Inc. as the performance metric for 2023 under the EOCPS Plan.
Target award payouts were set for each NEO relative to base salary. The EOCPS minimum payout hurdle is 70% of the pre-established target operating income goal, and payment for such minimum performance equals 25% of the NEO’s award payout target.
The EOCPS Plan and goals established at the start of fiscal 2023 remained in effect through fiscal year end 2023 and represents Simpson Manufacturing Co., Inc.’s performance and consolidated results.
Operating income of Simpson Manufacturing Co., Inc. is generally calculated as follows:

Income From Operations	+	Certain Incentive Compensation	=	Qualified Operating Income
The CLDC established the 2023 quarterly and annual threshold, target and maximum operating income goals, all of which are tied to the 2023 budget, as follows (actual results against goals also shown):

	2023 EOCPS Goals (Operating Income amounts in thousands)

	First Quarter ($)	Second Quarter ($)	Third Quarter ($)	Fourth Quarter ($)	2023 Year ($)

Threshold Operating Income	76,842	98,424	83,437	48,524	307,228
Target Operating Income	109,774	140,606	119,196	69,321	438,897
Maximum Operating Income	153,684	196,848	166,874	97,049	570,566
Actual Operating Income	131,200	160,619	159,427	85,363	536,608
Actual Operating Income (%)	119.52	114.23	133.75	123.14	122.26
Regarding these goals, threshold operating income represented 70% of the target operating income for the quarter or full year, while maximum qualified operating income represented 140% of the target operating income for each quarter and 130% of the target operating profit for the full year. The target quarterly goal levels were established by the CLDC based on its judgment and evaluation of the seasonality of the Company’s business.
The threshold target, and maximum annual amounts that may be paid out under the EOCPS Plan to each of our NEOs for 2023 were as follows:

NEO	2023 Threshold Annual Payouts ($)	2023 Target Annual Payouts ($)	2023 Maximum Annual Payouts ($)
Michael Olosky	200,000	800,000	1,600,000
Brian Magstadt	96,542	386,168	772,336
Michael Andersen(1)	57,585	230,338	460,676
Phil Burton	79,534	318,136	636,272
Roger Dankel	60,513	242,050	484,100

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1.For purposes of this table, amounts listed for Mr. Andersen were converted from Swiss francs (CHF) to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD.
Threshold payout levels represented 25% of the target payout levels, and maximum payout levels represented 200% of the target payout levels. The MBO modifier cannot increase the EOCPS payout above the overall cap of 200% of the target payout level. Further, the performance goals for each quarter are established based on the seasonality of our planned profits. Based on actual achievement of qualified operating income during each quarter and for the full year 2023, the NEOs initially earned a 174.2% payout of full year 2023 target amounts, subject to further modification based on MBO performance results which represents performance achievement that exceeded 130% of target during the full year 2023. The total quarterly awards are adjusted after year-end to reflect the annual payment curve (“True-Up”) in order to align the quarterly maximum payouts at 140% performance with the annual maximum payout of 130% performance. Awards for the first three quarters are not returned if the True-Up calculation results in a negative value for the year-end payout. The 174.2% payout was a result of greater operating income primarily due to higher net sales and lower cost of sales, offset by higher operating expenses.
In early 2024, the CLDC reviewed the CEO and other NEOs’ pre-established MBO goals and the level of achievement. The CLDC adjusted the EOCPS payouts of the NEOs based on the MBO modifier, by percentages ranging from (10.0) to 13.3. The modifier was applied to the fourth quarter, True-Up, and year-end payouts, resulting in total adjustments ranging from (12.21)% to 16.21%. The MBO Goals were a combination of qualitative and quantitative measures, including personal development goals, strategic sales goals aligned to the company’s growth initiatives, and operating results of ETANCO.
Based on these results, the payouts for our NEOs for full year 2023 were as follows:

NEO	Payouts ($)	% Payout vs. Target
Michael Olosky	1,483,432	185.43
Brian Magstadt	719,838	186.41
Michael Andersen(1)	438,564	190.40
Phil Burton	573,608	180.30
Roger Dankel	392,107	161.99
1.For purposes of this table, amounts listed for Mr. Andersen were converted from Swiss francs (CHF) to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD.
EOCPS awards paid to each of our NEOs with respect to each of the three years ended December 31, 2023, 2022 and 2021, respectively, as applicable, are set forth in the “2023 Summary Compensation Table” below.
2023 Long-Term Equity Awards
Our NEOs’ long-term compensation is entirely equity-based. We grant equity awards to our NEOs pursuant to the Company’s current equity incentive plan, the amended and restated 2011 Incentive Plan (the “2011 Incentive Plan”).
Restricted Stock Units in General
Our NEOs’ 2023 awards of restricted stock units were made in the following two forms:
1. Time-based restricted stock units (“RSUs”) that are generally subject to a three-year vesting period vesting in equal annual installments on the first, second and third anniversaries of the vesting start date (as determined by the CLDC); and
2. Performance-based restricted stock units (“PSUs”) that generally vest based on the achievement of both revenue growth and ROIC goals at the end of a three-year performance period.

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RSUs accounted for 35% of the 2023 target equity awards of our NEOs while PSUs accounted for the remaining 65%. In terms of target equity award values, the CEO and other NEOs’ target award values increased as follows:

NEO	2023 Target Equity Award ($)	2022 Target Equity Award ($)
Michael Olosky	2,400,000	1,000,000
Brian Magstadt	696,000	580,000
Michael Andersen	420,000	140,000(1)
Phil Burton	455,000	140,000(1)
Roger Dankel	475,000	475,000
1.The year-over-year increase for Mr. Andersen and Mr. Burton was due to their promotions into new NEO roles with additional responsibilities.
The CLDC evaluated peer group and market survey data provided by Meridian and considered additional internal factors such as the CEO’s recommendation and the NEOs’ performance prior to increasing these target equity awards from 2022 levels, as applicable.
Our NEOs’ 2023 RSU Awards
In 2023, the CLDC approved equity awards to each of our NEOs as indicated below:

Named Executive Officer	Shares Under 2023 RSUs
Michael Olosky	9,453
Brian Magstadt	2,741
Michael Andersen	1,656
Phil Burton	1,793
Roger Dankel	1,870
See “Accelerated Vesting and Payout” and “Potential Payments on Termination or Change in Control” below for a discussion of potential early vesting of such RSU awards.
Our NEOs’ 2023 PSU Awards
The CLDC set the performance goals for our NEOs’ 2023 PSU awards in early 2023, with 50% of the goals based on the Company’s 3-year revenue growth (the “Revenue Growth Goals”) and the remaining 50% based on 3-year average ROIC (the “ROIC Goals”).
The performance goals for these PSU awards established at the start of fiscal 2023 are intended to remain in effect through fiscal year end 2025.
Our NEOs’ 2023 PSUs are measured against such goals for a three-year cliff-vesting performance period starting on January 1, 2023, and ending on December 31, 2025.
The number of PSU shares that may vest ranges from 0% to 200% of each NEO’s target award opportunity, depending on the extent to which the performance goals will have been achieved at the end of 2025. The number of the target shares of our common stock and the maximum amount of shares of

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common stock that could potentially vest under the 2023 PSU awards granted to each of our NEOs is as follows:

	Target PSU Shares Under 2023 PSU Awards	Maximum PSU Shares Under 2023 PSU Awards(1)
Michael Olosky	17,552	35,104
Brian Magstadt	5,090	10,180
Michael Andersen	3,070	6,140
Phil Burton	3,326	6,652
Roger Dankel	3,474	6,948
1.No fractional shares will be issued pursuant to any PSU award and, therefore, any fractional shares may be forfeited or otherwise eliminated as determined by the CLDC.
Our Participating NEOs’ 2021-2023 PSU Awards
The CLDC set the performance goals for the 2021 PSU awards annually at the beginning of each year of the performance period (2021, 2022 and 2023). These PSUs were fully “at-risk” and were to vest only on achievement of compounded annual revenue growth and average ROIC performance metrics for each year during the 2021-2023 measurement period (with each metric weighted equally). For the 2022 and 2023 portions of the measurement period, the performance metrics excluded ETANCO. The third tranche of these awards, which is attributable to the 2023 performance period, is required to be reported in the Summary Compensation Table below because the goals are set annually. However, this tranche of the 2021 PSU awards should not be viewed as part of the NEOs’ 2023 target compensation.
Threshold, target and maximum levels for these performance metrics were as follows:

2021 Performance Period	Threshold (%)	Target (%)	Maximum (%)
Revenue Growth	2.8	3.7	5.6
Average ROIC	11.6	16.3	23.3

2022 Performance Period	Threshold (%)	Target (%)	Maximum (%)
Revenue Growth	19.7	26.3	39.4
Average ROIC	14.6	20.4	29.2

2023 Performance Period	Threshold (%)	Target (%)	Maximum (%)
Revenue Growth	(10.1)	(8.0)	(4.0)
Average ROIC	12.7	17.8	23.4
Actual performance results for the 2021-2023 performance period were as follows:

	Actual Results
	2021 (%)	2022 (%)	2023 (%)
Revenue Growth	24.08	20.99	0.35
Average ROIC	24.61	26.46	21.98

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The 2022 and 2023 revenue growth excludes revenues attributable to ETANCO and the 2022 and 2023 average ROIC excludes net income of ETANCO as well as the long-term portion of debt and related after tax interest thereon incurred for the acquisition of ETANCO.
This resulted in a total payout of 167.22% for the 2021 PSU awards to the participating NEOs.
Payouts for the 2021 PSU awards for the participating NEOs were as follows:

2021 PSU Shares Payouts(1)
Michael Olosky	8,311
Brian Magstadt	6,391
Michael Andersen	1,395
Phil Burton	1,395
Roger Dankel	5,287
1.No fractional shares will be issued pursuant to any PSU award and, therefore, any fractional shares may be forfeited or otherwise eliminated as determined by the CLDC.
Potential Accelerated Vesting and Payout
Under the 2011 Incentive Plan, the vesting of RSUs may accelerate in two situations. First, when an employee ceases employment with us upon his or her retirement (depending on whether the employee meets certain age and service tenure conditions), death or disability, all of the employee’s unvested RSUs vest. Second, all outstanding RSUs held by an employee vest on a change in control that involves a substantial change in his or her terms of employment or involuntary termination. In addition, the CLDC may cause awards granted pursuant to the 2011 Incentive Plan, including awards to our NEOs, to vest earlier in certain other situations, at its discretion.
Our NEOs have entered into grant agreements with the Company with respect to their 2023 PSU and RSU awards, which agreements provide for early vesting in case of death or disability. The grant agreements also provide that, for the PSU or RSU awards to vest ahead of schedule, a recipient may retire at age 55 after having worked at the Company or its subsidiaries for 15 years (but for each year that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire). In addition, to increase the compatibility of the awards with Internal Revenue Code Section 409A (“Section 409A”) and avoid potential negative tax implications for the recipient and the Company, the grant agreements for RSU awards provide that, in case the awards vest ahead of schedule and are determined by the CLDC to be subject to Section 409A, they may only be paid out in the enumerated situations as allowed under Section 409A. In particular, in case a recipient is a specified employee under Section 409A, the awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries.
Similarly, the grant agreements for PSU awards provide that, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance period has concluded and subject to achievement of the applicable performance goals. Further, the grant agreements for PSU awards require the PSU shares that could eventually become payable in favor of the recipient following the last day of the applicable vesting period after the performance period to be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.
Change in Control or Asset Sale
The 2011 Incentive Plan provides that, on a change in control of the Company, if the surviving or resulting entity refuses to continue the PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of a recipient will change significantly as a result of the change in control, then the awards will vest ahead of schedule. Individual grant agreements may alter this default arrangement.
Our NEOs’ 2023 grant agreements do not change the default rule under the 2011 Incentive Plan, but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule

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in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the sold business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient. For ease of administration, our NEOs’ grant agreements also use a broader definition, “sale event,” to encompass both change-in-control and asset-sale situations, and therefore override the 2011 Incentive Plan with respect to any change in control of the Company affecting the awards thereunder.
In addition, in order to provide a “double-trigger” accelerated vesting mechanism, our NEOs’ grant agreements for PSU and RSU awards require that for the PSU or RSU awards to vest ahead of schedule on a sale event, an NEO’s employment with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the officer for good reason or by his or her employer without cause within two years from the sale event. In case of early vesting of the PSU awards because of a sale event, the PSU shares thereunder will be subject to the proration described in the “Potential Accelerated Vesting and Payout” section above.
See “Potential Payments on Termination or Change in Control” below for a more detailed discussion on early vesting of our NEOs’ PSU and RSU awards.
2023 Profit Sharing Trust Contributions
The Company and its U.S. subsidiaries maintain a defined contribution profit sharing trust plan for U.S.-based non-union employees, including our NEOs, while some of our non-U.S. subsidiaries maintain similar plans for their employees. An employee is eligible for participation in a given calendar year if he or she is an employee on the first and last days of that year and completes the minimum service requirement during that year. As of December 31, 2023, the minimum service requirement was at least 1,000 hours of service. We currently make contributions to employees’ profit sharing trust accounts in amounts equal to 7% of the employees’ qualifying salaries or wages (regular plus overtime pay), which amounts are subject to a modified vesting schedule, resulting in being fully vested after six years of service. We contribute an additional 3% of their qualifying salaries or wages to their profit sharing trust accounts each quarter to comply with the safe-harbor rules that govern the plan.
The safe-harbor contribution is not forfeitable and fully vests when the contribution is made. The plan limits trust contributions to amounts deductible for federal income tax purposes under Section 404(a) of Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Under the plan, other than the 3% safe-harbor contribution, the Board has exclusive discretion to authorize the trust contributions and change them at any time. Subject to such discretion, we expect the current profit-sharing-trust contribution rate to continue.
All of our participating employees under the plan, including our NEOs, are entitled to proportionate shares of forfeited contributions from employees who terminate their employment with us before such contributions fully vest. The plan also includes a 401(k) feature that allows our employees, including our NEOs, to contribute their pre-tax and/or Roth IRA earnings in addition to the amounts that we contribute to their accounts. We generally view our contributions to employees’ profit sharing trust accounts as serving a similar objective as salaries. The table below sets forth, for each of our NEOs, the Company contribution that was made to his or her respective profit sharing trust account for 2023, as compared to his or her 2022 profit sharing trust contribution:

	Profit Sharing Trust Contribution for 2022 ($)	Profit Sharing Trust Contribution for 2023 ($)(1)
Michael Olosky, President and Chief Executive Officer	30,500	33,000
Brian Magstadt, Chief Financial Officer and Treasurer	30,500	33,000
Michael Andersen, Executive Vice President, Europe(2)	—	—
Phil Burton, Executive Vice President, North America	30,500	33,000
Roger Dankel, Executive Vice President, North American Sales	30,500	33,000

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Compensation Discussion & Analysis	Table of Contents
1.If we employed the NEO on December 31, 2023, or if he or she retires during 2024 after reaching the age of 60, we will contribute to his or her profit sharing trust account 10% of his or her salary (including the 3% safe-harbor contribution), with a contribution limit of $33,000 for 2023, plus a pro-rata share of forfeited contributions from employees who terminate their employment before such contributions fully vest. The amounts in this column reflect that no such forfeitures occurred. Of such contributions, 30% were paid quarterly in the month following each calendar quarter of 2023 and the remaining 70% is being paid in 2024.
2.As a non-U.S. employee, Mr. Andersen is not eligible to participate in the Profit Sharing Trust Plan.
Contributions made to each of our NEOs’ profit sharing trust accounts with respect to each of the three years ended December 31, 2023, 2022 and 2021 respectively, if applicable, are set forth in the “2023 Summary Compensation Table” below as part of “All Other Compensation.”
Other Defined Contribution Plans
Mr. Andersen, who works in Europe, does not participate in the profit sharing trust plan for U.S. participants, but instead participates in the Danish Pension Plan, a tax-qualified defined contribution plan, to which the Company makes contributions. The Company makes contributions into the Danish Pension Plan each year (our contribution for 2023 for Mr. Andersen was $52,972, which amount was converted from Swiss francs (CHF) to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD). The Danish Pension Plan functions effectively as an alternative to the profit sharing trust plan for U.S. participants. As a result, only limited information about annual contribution amounts is provided in this compensation disclosure, consistent with the disclosure provided for the profit sharing trust plan.
In addition, Mr. Andersen participates in the Simpson Switzerland Pension Plan, which is further discussed below. Mr. Andersen is the only named executive officer who is covered by this defined benefit plan of the Company that provides for payments to be made to Mr. Andersen at, following or in connection with retirement.
Comparative Market Information in the Executive Compensation-Setting Process
Designation of Peer Companies to Help Set Executive Compensation
The Company maintains a comparative market peer group that includes certain companies in the building products or construction material industries that we consider our peer companies for comparative compensation purposes for NEOs. The peer group is evaluated on an annual basis to assess its continued appropriateness based on a number of factors including: industry, revenues, and stockholder feedback. These companies designated as peers individually had revenues between $889 million and $4.88 billion in 2022, which values are approximately 0.42 to 2.31 times the Company’s 2022 revenue.
The following 16 companies in the building products or construction material industries were considered our peer companies in the process of setting compensation for our NEOs for 2023.

Aaon, Inc.	Armstrong World Industries, Inc	PGT Innovations, Inc
Advanced Drainage Systems, Inc	Atkore Inc.	Quanex Building Products Corp.
Allegion	Eagle Materials, Inc.	Summit Materials, Inc.
American Woodmark Corp.	Gibraltar Industries, Inc.	The Azek Company
Apogee Enterprises, Inc.	Masonite International Corp	Trex Company, Inc
Patrick Industries, Inc.
Our compensation consultant gathered data on the salary, bonus, total cash compensation, long-term incentives and total direct compensation paid by these peer companies to support the CLDC’s compensation decisions. Following the peer group review in 2022, the CLDC removed GCP Applied

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Technologies from the peer group due to acquisition, and added Allegion and The Azek Company to the peer group due to revenue and industry compatibility.
Other Compensation Considerations and Practices
The Board believes that it is in the best interests of the Company and its stockholders to create and maintain a company culture that emphasizes integrity and accountability and a compensation philosophy that focuses on pay-for-performance.
The Board has determined that an annual advisory vote by our stockholders on the compensation of our NEOs allows stockholders to provide timely, direct input on our compensation philosophy, policies and practices. The Board continues to believe that such an annual vote is consistent with our continuing efforts to engage in an open dialogue with our stockholders on the compensation of our NEOs and related governance matters and therefore is in the best interests of our stockholders. In addition, all of our NEOs are subject to and are currently in compliance with our compensation and governance guidelines and policies described in detail below.
Stock Ownership and Retention Guidelines for NEOs
The Board seeks a strong alignment of the interests of our management and stockholders and maintains robust stock ownership guidelines for our NEOs. The guidelines count common stock owned by our NEOs and unvested RSUs (the “Eligible Shares”), and do not count unvested PSUs. Each NEO had until 2020, or five years from becoming an NEO, to comply with his or her guideline. Until an NEO meets his or her stock ownership guideline, the NEO must hold at least 50% of any Eligible Shares, net of tax acquired through stock grant vesting or payout of PSUs. As of December 31, 2023, each NEO has either complied with these guidelines or is within the time allotted to comply. The guidelines for stock ownership for each of our NEOs, as of January 2024, is as follows:

Stock Ownership Guidelines
Chief Executive Officer	5x Base Salary
Chief Financial Officer	3x Base Salary
Executive Vice President, Europe	2x Base Salary
Executive Vice President, North America	2x Base Salary
Executive Vice President, North American Sales	2x Base Salary
Restrictions on Hedging and Pledging Arrangements for All Employees and Directors
The Board believes that it is inappropriate and undesirable for the Company’s directors, officers or employees to engage in hedging or pledging transactions that lock in the value of holdings in the equity securities of the Company or its affiliates, including our common stock, as such transactions allow the insiders to own the Company’s equity securities without the full risks and rewards of ownership and potentially separate the insiders’ interests from those of the public stockholders.
The Board has therefore adopted an anti hedging and anti pledging policy. Directors, officers, and employees of the Company or any subsidiary of the Company, as well as their designees, are generally prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of our equity securities (such as our common stock) or the equity securities of our subsidiaries, including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) further pledging our equity securities (or those of our subsidiaries) as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account. Certain securities arrangements that were in place prior to the October 19, 2016 effectiveness of this policy may be exempt from the policy’s provisions. Violations of the policy may result in disciplinary action by the Company, including suspension without pay, loss of pay or bonus, demotion or other sanctions, dismissal for cause, and loss of severance benefits, or the

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Compensation Discussion & Analysis	Table of Contents
Company may initiate or cooperate in civil or criminal proceedings against any employee relating to, or arising from, any such policy violation.
Executive Compensation Recovery (“Clawback”) Policy
In July 2023, the Board approved a revised Executive Compensation Recovery Policy (the “Clawback Policy”), that is designed to comply with, and will be interpreted in a manner consistent with, Section 10D of the Exchange Act and the applicable rules of the NYSE. Under the Clawback Policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recover erroneously awarded performance-based compensation previously paid during any Covered Period (defined below) to the Company’s current or former Section 16 or executive officers (each of such officers, a “Covered Person”) in accordance with the terms of the Clawback Policy. Furthermore, under the Clawback Policy, the Company is prohibited from indemnifying any Covered Person against the loss of erroneously awarded performance-based compensation and from paying or reimbursing a Covered Person for purchasing insurance to cover any such loss.
A Covered Period means the three completed fiscal years immediately preceding the Trigger Date (as defined below) and, if applicable, any transition period resulting from a change in the Company’s fiscal year within or immediately following those three completed fiscal years (provided, however, that if a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year comprises a period of nine to 12 months, such period would be deemed to be a completed fiscal year).
The Trigger Date means the earlier to occur of: (i) the date that the Board, applicable Board committee, or officers authorized to take action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement or (ii) the date that a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement.
The Board will decide the manner in which the Company seeks and enforces recovery. If, after the Company makes a reasonable attempt to recover, the Board determines that (1) the direct costs paid to a third party to assist in enforcing the Clawback Policy would exceed the recoverable amount (and the Company has documented the reasonable attempt(s) to recover, and has provided such documentation to the New York Stock Exchange (“NYSE”)); or (2) if recovery would likely cause an otherwise tax-qualified retirement plan to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code, the Company may decide not to seek recovery.
Material Risk Considerations of Compensation Policies
We face various types of risk daily, including market risk, credit risk, currency risk, and interest rate risk, as well as general business risk. Our compensation programs generally look at longer timeframes, currently from one quarter to three or four years. Therefore, we do not feel that they expose us to undue risk-taking. To successfully compete in and expand our markets and to attract and retain talent, however, some risks are unavoidable, such as the risks, uncertainties and factors discussed in the Company’s Annual Report to Stockholders on Form 10-K for the period ended December 31, 2023, under the heading Item 1A - “Risk Factors” and the heading Item 7 - “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in some cases are desirable and appropriate.
In addition to rewarding our employees for time spent at work and for the achievement of specific performance goals, we also seek to use our compensation programs to balance risk-taking. We believe that our cash profit sharing and equity-based awards promote a measured approach to areas of risk that we face as an organization. While the overall objective of our compensation programs is to increase stockholder value, we believe they also encourage sound financial management and the safeguarding of our assets. In addition, we believe our compensation programs promote a sense of unity, fairness and cooperation among all of our employees, not just our management, and afford less opportunity and incentive for individual employees to take undue risk in an attempt to increase their own compensation at the expense of the long-term health of the Company. As a result of our review of potential compensation-

52	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Compensation Discussion & Analysis
related risks, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Through our cash profit sharing incentive plans, including the EOCPS Plan, our NEOs and other employees are encouraged to maximize our short-term profits, for example, by increasing revenues and reducing operating costs. Payouts under the EOCPS Plan are based 40% on quarterly operating income and 60% on annual operating income and can be modified based on the achievement level of MBO goals. Accordingly, each of our NEOs receive four quarterly payouts and one annual payout. If the operating income or other performance goal achievement is less than the minimum amount in one or more quarters of any year, our NEOs will receive no payment for such quarter(s). In addition, if the annual qualified operating income or other performance goal is less than the annual minimum amount in a particular year, our NEOs will receive no annual payment following the end of that year but may still receive one or more quarterly payments during the year. We believe that these aspects of the EOCPS Plan reduce the risk that the quarterly time horizon could potentially create opportunities for employees to maximize income in one quarter at the expense of a future quarter.
Through our equity-based compensation, including the RSUs and PSUs, our NEOs and other employees are encouraged to drive our continued growth and increase long-term value for our stockholders, for example, by growing our revenues and increasing the return on our stockholders’ invested capital. Because our NEOs’ and other employees’ equity awards generally vest over several years after grant, the value of such awards is affected by our performance over time. As a result, any attempt to maximize our short-term profits at the expense of our long-term financial health would work against our employees’ incentive to maximize their total compensation.

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Compensation Committee Report
The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Leadership Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report to Stockholders on Form 10-K for the period ended December 31, 2023.
•Gary Cusumano, Chair
•James Andrasick
•Chau Banks
•Jennifer Chatman
•Robin MacGillivray

54	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Executive Compensation Tables
2023 Summary Compensation Table
The table below provides information with respect to the compensation of our Named Executive Officers (“NEOs”), which include our Principal Executive Officer, our Principal Financial Officer, and our three other most highly compensated executive officers serving as of December 31, 2023, for their services provided to us and our subsidiaries in all capacities during the three years ended December 31, 2021, 2022 and 2023, as applicable.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael Olosky President and Chief Executive Officer	2023	800,000	2,823,117	1,483,432	—	33,000	5,139,549
	2022	620,000	1,137,526	915,216	—	133,376	2,806,118
	2021	620,000	435,326	930,000	—	114,792	2,100,118
Brian Magstadt Chief Financial Officer and Treasurer	2023	551,668	897,897	719,838	—	33,500	2,202,903
	2022	530,450	691,010	522,017	—	31,000	1,774,478
	2021	530,450	334,859	515,000	—	30,500	1,410,809
Michael Andersen Executive Vice President – Europe(1)	2023	383,897	713,437	438,614	47,739	67,854	1,651,541
Phil Burton Executive Vice President – North America	2023	454,480	531,546	573,608	—	33,000	1,592,634
Roger Dankel Executive Vice President – North American Sales	2023	484,100	631,171	392,107	—	33,000	1,540,378
	2022	484,100	566,907	484,100	—	30,500	1,565,607
	2021	484,100	276,989	470,000	—	29,000	1,260,089
1.For purposes of this table, amounts paid to Mr. Andersen in Swiss francs (CHF) were converted to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD.
2.Amounts in this column for 2023 reflect the grant date fair value of the restricted stock units granted (or deemed granted) to the applicable NEO under the 2011 Incentive Plan in 2023. There were two kinds of restricted stock units granted to our NEOs in 2023: time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). See “Executive Compensation Analysis - Long-Term Equity Awards” above. We determined the value of such awards to be included for 2023 by multiplying the target number of shares of our common stock that may become vested pursuant to the terms of the applicable awards (in the case of the 2021 PSUs, the target number for just the 2023 performance period for such award) by the fair value of our common stock as of the grant date in accordance with FASB Accounting Standards Codification Topic 718 “Compensation - Stock Compensation.” Our NEOs’ 2023 RSU and PSU awards were made on January 24, 2023 and fair value was calculated as $99.13 and $98.03 per share, respectively, based on the closing price of our common stock reported

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Executive Compensation Tables	Table of Contents
by the New York Stock Exchange (“NYSE”) at the close of trading on January 23, 2023, discounted for dividends that these awards did not participate in. Under SEC disclosure rules, the portion of the NEOs’ 2021 PSU awards that relate to the 2023 performance period are also reported in this column (because the performance goals for that portion of the 2021 PSUs were established during 2023), and fair value for these awards was calculated as $99.85 per share, based on the closing price of our common stock reported by the NYSE at the close of trading on January 22, 2021 (the grant date), discounted for dividends that these awards did not participate in. Vesting of any portion of the 2021 PSUs is subject to the full 3-year performance period and based on the results of this performance period, the 2021 and 2022 portions (as well as the 2023 portion) may not vest at all. Assuming achievement of maximum performance, the value as of the grant date of the 2023 portion of the 2021 PSUs granted to Messrs. Olosky, Magstadt, Andersen, Burton, and Dankel would be $330,836, $254,418, $55,517, $55,517, and $210,484, respectively. Also, assuming achievement of maximum performance, the value as of the grant date of the 2023 PSUs granted to Messrs. Olosky, Magstadt, Andersen, Burton, and Dankel would be $3,441,245, $997,945, $1,043,039, $652,096, and $681,112, respectively. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards see Note 6 “Stock-Based Compensation” to the Consolidated Financial Statements included in our Annual Report to Stockholders on Form 10-K for the period ended December 31, 2023.
3.Amounts in this column for 2023 reflect cash incentive compensation earned by the applicable NEO pursuant to the terms of our EOCPS Plan with respect to 2023 (regardless of the year in which such amounts were actually paid). Quarterly 2023 EOCPS awards received by our NEOs were earned in one quarter and paid in the following quarter. As a result, quarterly awards with respect to the fourth quarter of 2023, which were paid in the first quarter of 2024, are reflected for 2023. Annual 2023 EOCPS awards received by our NEOs were earned in 2023 and paid in 2024, but are reflected for 2023. See “Executive Compensation Analysis - Executive Officer Cash Profit Sharing (EOCPS) Awards” above.
4.The change in pension value includes for Mr. Andersen the increase in vested benefits in 2023 under our Swiss pension scheme attributable to employer contributions and allocated interest. See “Pension Benefits” for a detailed discussion of the Simpson Switzerland Pension Plan. None of our other NEOs participated in a reportable pension plan during 2023.
5.Company contribution amounts to defined contribution plans, as well as certain other amounts included as 2023 “All Other Compensation” for our NEOs, are set forth in the table below.

	Profit sharing trust contribution and share of forfeitures ($)(b)	Health Savings Account (HSA) Contributions ($)	Vehicle ($)	Other Defined Contribution Plan Contributions ($)(c)	Total ($)
Michael Olosky	33,000	—	—	—	33,000
Brian Magstadt	33,000	500	—	—	33,000
Michael Andersen(a)	—	—	14,882	52,972	67,854
Phil Burton	33,000	—	—	—	33,000
Roger Dankel	33,000	—	—	—	33,000
a.For purposes of this table, amounts paid to Mr. Andersen in Swiss francs (CHF) were converted to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD.
b.Amounts in this column include our contribution to the applicable NEO’s profit sharing trust account, pursuant to a defined contribution profit sharing trust plan we maintain for U.S.-based employees, including our NEOs, with respect to 2023 (regardless of the year in which such amounts were actually paid) in an amount equal to the sum of (i) 7% of the applicable NEO’s qualifying salary, which is subject to a 6-year vesting period and the NEO being employed at the beginning and end of the year, (ii) a quarterly safe harbor contribution equal to 3% of the applicable NEO’s qualifying salary, which is not forfeitable and fully vests when made, and (iii) a proportionate share of contributions from employees who terminated employment with us before such contributions fully vest; provided, however, that the profit sharing trust plan limits our contributions only to trust amounts deductible for federal income tax purposes under Section 404(a) of Internal Revenue Code and thus imposes a contribution limit of $33,000 for 2023. The contributions earned by the applicable NEO with respect to the fourth quarter of 2023, which were paid as of the first quarter of 2024, are reflected for 2023.
c.Amounts in this column include our contributions to the Danish Pension Plan for Mr Andersen, the only NEO who participates in this plan.

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Table of Contents	Executive Compensation Tables
2023 Grants of Plan-Based Awards
The following table summarizes the cash awards opportunities granted to our NEOs during 2023 under our EOCPS Plan and the equity awards granted to our NEOs under our 2011 Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
Michael Olosky		200,000	800,000	1,600,000
	1/24/2023(5)				828	1,657	3,313		165,418
	1/24/2023				8,776	17,552	35,104		1,720,623
	1/24/2023							9,453	937,076

Brian Magstadt		96,542	386,168	772,335
	1/24/2023(5)				637	1,274	2,548		127,209
	1/24/2023				2,545	5,090	10,180		498,973
	1/24/2023							2,741	271,715

Michael Andersen		57,585	230,338	460,676
	1/24/2023(5)				139	278	556		27,758
	1/24/2023				2,660	5,320	10,640		521,520
	1/24/2023							1,656	164,159

Phil Burton		79,534	318,136	636,272
	1/24/2023(5)				139	278	556		27,758
	1/24/2023				1,663	3,326	6,652		326,048
	1/24/2023							1,793	177,740

Roger Dankel		60,513	242,050	484,100
	1/24/2023(5)				527	1,054	2,108		105,242
	1/24/2023				1,737	3,474	6,948		340,556
	1/24/2023							1,870	185,373

1.Amounts in these columns reflect the threshold, target and maximum amounts that could become payable under the EOCPS Plan for each of our NEOs with respect to 2023. Actual amounts payable to our NEOs under the EOCPS Plan were determined based on the level at which our quarterly and annual operating income performance compared to pre-established goals for the applicable quarter or year. See “Executive Compensation Analysis - Executive Officer Cash Profit Sharing (EOCPS) Awards” above. For purposes of these columns, amounts listed for Mr. Andersen were converted from Swiss francs (CHF) to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD.

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2.Amounts reflect the threshold, target and maximum number of performance-based restricted stock units (“PSUs”) regarding our shares of common stock that could be earned pursuant to the 2023 portion of our NEOs’ 2021 PSU awards (for which annual revenue growth and ROIC performance goals were set in 2023) and our NEOs’ 2023 PSU awards. Our NEOs’ PSU awards are subject to two types of performance goals: one set of goals based on our revenue growth, and another set of goals based on the return on our stockholders’ invested capital (which both exclude ETANCO for 2022 and 2023 performance periods). The threshold amounts are calculated, assuming that the threshold levels of both types of performance goals would be achieved. The actual amount of PSUs that could be earned pursuant to our NEOs’ 2023 PSU awards, therefore, could be less than the threshold amounts if only one of the threshold levels is achieved. In addition, no fractional shares will be issued pursuant to any PSU award. See “Compensation Discussion and Analysis - Long-Term Equity Awards - Our NEOs’ 2023 PSU Awards” above.
3.Amounts reflect the actual number of time-based restricted stock units (“RSUs”) of our shares of common stock granted as being subject to continued vesting. See “Executive Compensation Analysis - Long-Term Equity Awards - Our NEOs’ 2023 RSU Awards” above.
4.The amounts in this column reflect the grant date fair value of the equity awards granted to our NEOs in 2023 and the 2023 portion of the equity awards granted to our NEOs in 2021 computed in accordance with FASB Accounting Standards Codification Topic 718. The grant date fair value of the PSUs and RSUs granted to our NEOs in 2023 was calculated as $98.03 and $99.13 per share, respectively, based on the closing price of our common stock reported by the NYSE at the close of trading on January 24, 2023, discounted for dividends that these awards did not participate in. The grant date fair value for the 2023 portion of the PSUs granted to our NEOs in 2021 was calculated as $99.85 per share, based on the closing price of our common stock reported by the NYSE at the close of trading on January 22, 2021 (the grant date), discounted for dividends that these awards did not participate in.
5.Consistent with the requirements of FASB Topic 718, the reported amount represents the third portion of the NEOs’ 2021 PSU awards made on January 22, 2021 for which the grant date fair value was established on January 22, 2021. The performance goals for the 2023 performance period were set on January 24, 2023.
Grants made in 2023 are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. More information concerning the amount of base salary and incentive compensation in proportion to total compensation for the NEOs is provided under the section entitled “2023 NEO Compensation Mixes” of this Proxy Statement.

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Table of Contents	Executive Compensation Tables
Outstanding Equity Awards at 2023 Fiscal Year End
As of December 31, 2023, our NEOs held the following restricted stock units awarded under the 2011 Incentive Plan:

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Michael Olosky	1/22/2021	892	176,598	8,311(4)	1,645,412
	1/20/2022	1,884	372,994	5,246(5)	1,038,603
	1/24/2023	9,453	1,871,505	17,552(5)	3,474,945
Brian Magstadt	1/22/2021	687	136,012	6,391(4)	1,265,290
	1/20/2022	1,093	216,392	3,042(5)	602,255
	1/24/2023	2,741	542,663	5,090(5)	1,007,718
Michael Andersen	1/22/2021	150	29,697	1,395(4)	276,182
	1/20/2022	264	52,267	734(5)	145,317
	1/24/2023	1,656	327,855	5,320(5)	1,053,254
Phil Burton	1/22/2021	150	29,697	1,395(4)	276,182
	1/20/2022	264	52,267	734(5)	145,317
	1/24/2023	1,793	354,978	3,326(5)	658,481
Roger Dankel	1/22/2021	568	112,453	5,287(4)	1,046,720
	1/20/2022	896	177,390	2,490(5)	492,970
	1/24/2023	1,870	370,223	3,474(5)	687,783
1.Vesting of restricted stock units may be accelerated under certain circumstances. See “Executive Compensation Analysis - Long-Term Equity Awards” above and “Potential Payments on Termination or Change in Control” below.
2.Represents RSUs, vesting in three equal annual installments beginning on the first anniversary of the vesting start date (as determined by the CLDC).
3.Calculated based on the $197.98 closing price of our common stock reported by the NYSE at the close of trading on December 29, 2023.
4.Represents actual number of PSUs vested based on actual performance for the three-year measurement period ending December 31, 2023.
5.Represents the target number of PSUs that could vest subject to meeting the applicable performance goals over the three-year performance period commencing on January 1 of the calendar year in which the PSUs were granted. The number of PSUs that will actually vest will be determined following the performance period.
As of December 31, 2023, our NEOs did not hold outstanding options with respect to our common stock.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	59

Executive Compensation Tables	Table of Contents
2023 Option Exercises and Stock Vested
The following table provides information on the number of shares of our common stock that vested during 2023 under restricted stock units granted to each of our NEOs pursuant to the 2011 Incentive Plan:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Michael Olosky	1,833	205,058
Brian Magstadt	12,758	1,427,237
Michael Andersen	2,317	259,203
Phil Burton	2,317	259,203
Roger Dankel	10,550	1,180,229
1.Calculated by multiplying the number of shares that vested by the market value of such shares on the vesting date.
Pension Benefits
Mr. Andersen participates in the Simpson Switzerland Pension Plan (the “Swiss Pension Plan”), which is discussed below. Mr. Andersen is the only named executive officer who is covered by this plan. The following table presents information as of December 31, 2023 concerning each defined benefit plan of the Company that provides for payments to be made to the NEOs at, following or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Michael Olosky		—	—	—
Brian Magstadt		—	—	—
Michael Andersen(1)	Swiss Pension Plan	11	268,170	—
Phil Burton		—	—	—
Roger Dankel		—	—	—
1.For purposes of this table, amounts listed were converted from Swiss francs (CHF) to U.S. Dollars (USD) using an average annual exchange rate of 1 CHF = 1.1137 USD.
2.This column shows the present value of the accumulated benefit as of December 31, 2023.
For purposes of computing the present value of the accrued benefit payable to Mr. Andersen, the Company used the following assumptions: (a) the retirement age is the ordinary one (age 65 for males) provided for under the Swiss Pension plan; (b) a 2.5% discount rate for the pension plan measurement date of December 31, 2023 and (c) payments will be made on a straight-life monthly annuity basis. In addition, the Company has assumed Mr. Andersen will attain the age of 65.
Simpson Switzerland Pension Plan
The Company maintains the Swiss Pension Plan, which is a contribution-based plan that covers all Switzerland employees, with a guarantee of a minimum interest credit and fixed conversion rates at retirement.
The amount financed for the benefit payable to an employee is based on a percentage of the insured salary and depends on the age attained of the member: 6% from age 25, 8% from age 35, 11% from age 45 and

60	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Executive Compensation Tables
13% from age 55. The financing is split between the employee (50% of total cost) and the employer (50% of total cost). The risk benefits are expressed as a percentage of the participant’s salary, which annual cost is also split between the employee (50% of total cost) and the employer (50% of total cost).
Subject to certain limitations, an employee who retires before he or she reaches age 65, provided he or she has reached the age of 58, may receive an annuity for life payable on a monthly basis beginning on his or her early retirement date at an annual rate not to exceed the maximum possible old-age savings tables which are based on a percentage of the participant’s salary.
The plan provides for payment options of an annuity for life or as a lump sum payment. Benefit elections must be made before retirement and are subject to certain requirements, such as spousal consent.
2023 Non-Qualified Deferred Compensation Plans
The following table presents information about our Deferred Compensation Program, which provides for the deferral of compensation paid to or earned by the NEOs on a basis that is not tax qualified (i.e., the Company is not entitled to take a tax deduction for the related expense until payments are actually made to the participants).
The information included in the following table reflects elective deferrals, aggregate withdrawals and the aggregate balance of deferred compensation accounts at December 31, 2023. Because deferrals related to annual incentive payouts under the EOCPS are credited in the year after they are earned, these amounts differ from the annual incentive payments in the Summary Compensation Table, which, for each year, reflect amounts earned in that year. Amounts in the following tables may not add due to rounding.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End(2) ($)
Michael Olosky	25,232	–	–	28,650
Brian Magstadt	–	–	–	–
Michael Andersen	–	–	–	–
Phil Burton	–	–	–	–
Roger Dankel	–	–	–	–
(1)Under the Deferred Compensation Program, a participant is permitted to defer base salary, annual incentive amounts earned under the EOCPS, and PSU and RSU awards. The dollar value of deferred amounts is converted into notional investments in mutual funds, selected by the participant, or common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of salary and annual incentive awards deferred in 2023 under the Deferred Compensation Program by each of the NEOs:

Name	Salary Deferred ($)	EOCPS Deferred(a) ($)	PSU and RSU Awards Deferred ($)	Total ($)
Michael Olosky	–	25,232	–	25,232
Brian Magstadt	–	–	–	–
Michael Andersen	–	–	–	–
Phil Burton	–	–	–	–
Roger Dankel	–	–	–	–
(a)The incentive compensation deferred in 2023 was earned by each NEO in 2023.

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Executive Compensation Tables	Table of Contents
(2)The following table sets forth the composition of the aggregate balance of deferred compensation under the Deferred Compensation Program as of December 31, 2023 for each of the NEOs. It includes (a) the aggregate contributions made by each of the NEOs, (b) the change in market value of the common stock units based on the change in market value of Common Stock or the change in value of notional investments in mutual funds, as appropriate; and (c) aggregate distributions to participants:

Name	Years of Participation	Aggregate Executive Contributions ($)	Changes in Market Value ($)	Aggregate Distributions ($)	Aggregate Balance ($)
Michael Olosky	1	25,232	3,418	–	28,650
Brian Magstadt	–	–	–	–	–
Michael Andersen	–	–	–	–	–
Phil Burton	–	–	–	–	–
Roger Dankel	–	–	–	–	–
Potential Payments Upon Termination or Change in Control
Our NEOs are at-will employees, and we or our NEOs can terminate the employment relationship at any time, for any reason, with or without cause.
Our NEOs do not have employment agreements or severance agreements and are not subject to any severance plans or policies. As discussed above under “Executive Compensation Analysis - Long-Term Equity Awards,” the vesting of an NEO’s outstanding RSUs, or a portion thereof, may accelerate on, following or in connection with (1) retirement after reaching certain age and service tenure conditions, (2) death, (3) disability or (4) certain situations linked to a change in our control or a sale of our assets. On, following, or in connection with the applicable NEO’s death, disability or retirement after reaching certain age and/or service tenure conditions, or a change in control or asset sale related situation, in each case assumed to have occurred on December 31, 2023 (and assuming that incentive awards to be earned based on performance or service through December 31, 2023 had effectively been earned as of the close of business on December 29, 2023, the last business day of the year), the potential payments that would be provided to each of our NEOs would be as follows:

	Estimated Payments and Benefits of Accelerated Restricted Stock Units in Connection With
	Retirement(1)(2) ($)	Death(1) ($)	Disability(1) ($)	Change in Control(1)(3) ($)
Michael Olosky	–	13,093,209	13,093,209	13,093,209
Brian Magstadt	895,068	5,380,304	5,380,304	5,380,304
Michael Andersen	–	3,083,143	3,083,143	3,083,143
Phil Burton	436,942	2,320,722	2,320,722	2,320,722
Roger Dankel	660,065	4,068,291	4,068,291	4,068,291
1.Calculated based on the actual number of PSUs vested under the 2021 outstanding equity awards and the target number of PSUs that could vest under the 2022 and 2023 outstanding equity awards, multiplied by the $197.98 closing price of our common stock reported by the NYSE at the close of trading on December 29, 2023. No material conditions or obligations are currently expected to apply to the receipt of payments on any accelerated vesting of equity awards granted to our NEOs.
2.As of December 31, 2023, Mr. Magstadt, Mr. Burton and Mr. Dankel were the only NEOs eligible for retirement with respect to certain of their equity awards.
3.Includes potential payments in connection with a sale of our assets.

62	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Executive Compensation Tables
To increase the compatibility of the PSU and RSU awards with Section 409A and avoid potential negative tax implications for the recipient and the Company, our NEOs’ grant agreements provide that, in case the applicable NEO’s RSU awards vest ahead of schedule and are determined by the CLDC to be subject to Section 409A, they may only be paid out in the enumerated situations as allowed under Section 409A. In particular, in case the applicable NEO is a specified employee under Section 409A, his or her RSU awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries. Similarly, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance-measurement period has concluded. In addition, while still providing for early vesting in case of death or disability, our NEOs’ grant agreements provide that, for the PSU or RSU awards to vest ahead of schedule, an NEO may retire at age 55, but only after having worked at the Company or its subsidiaries for 15 years. For each year, however, that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire with accelerated vesting.
The 2011 Incentive Plan defines “change in control” as any of the following transactions: (1) the consummation of a consolidation or merger of the Company in which the Company is not the surviving corporation; (2) the consummation of a reverse merger in which the Company is the surviving corporation but the shares of our common stock outstanding immediately preceding such reverse merger are converted by virtue of such reverse merger into other property, whether securities, cash or otherwise; or (3) the approval by our stockholders of a plan or proposal for the dissolution and liquidation of the Company; provided that a “change in control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of our common stock immediately before such transaction or transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately thereafter. Our NEOs’ grant agreements use a broader definition, “sale event,” to encompass both change in control and asset sale situations, and therefore override the 2011 Incentive Plan with respect to any change in control of the Company affecting the awards thereunder.
To provide a double-trigger mechanism as recommended by our stockholders, under our NEOs’ grant agreements, for any PSU or RSU award to vest ahead of schedule upon a sale event, the applicable NEO’s employment or engagement with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the NEO for good reason or by his or her employer without cause within two years from the sale event. Our NEOs’ grant agreements use standard definitions for what constitutes good reason or cause that can typically be found in employment agreements. Under our NEOs’ grant agreements, before an NEO may quit for good reason, he or she will first need to provide written notice within 90 days of the underlying incident and inform his or her employer about the reason. In addition, the employer has up to 30 days to cure following such notice. Similarly, for the Company, a subsidiary thereof, or the acquiring, surviving or resulting entity to terminate an NEO with cause, which results in forfeiture of the NEO’s PSU or RSU awards, the employer will need to provide notice and the NEO has up to 15 days to cure. In case of early vesting of our NEOs’ PSU awards, shares thereunder that could eventually vest in favor of the officer will be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.
The 2011 Incentive Plan provides that on a change in control, if the surviving or resulting entity refuses to continue our NEOs’ PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of the applicable NEO will change significantly as a result of the change in control, then the awards will vest ahead of schedule. The 2011 Incentive Plan, however, allows individual grant agreements to alter this default arrangement. Our NEOs’ grant agreements do not change the default rule under the 2011 Incentive Plan but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	63

Executive Compensation Tables	Table of Contents

CEO Pay Ratio
We believe our executive compensation to be reasonable and unbiased to motivate our employees to create stockholder value. We are committed to internal pay equity, and the CLDC monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The CLDC reviewed a comparison of CEO pay to the pay of all our employees in 2023.
Our CEO to median employee pay ratio disclosed in this Proxy Statement is calculated pursuant to Item 402(u) of Regulation S-K.
For 2023, we identified the median employee by examining the 2023 annual total compensation (as defined under Item 402(u)), based on our payroll records, for all individuals (excluding our CEO) who were employed by us, including our consolidated subsidiaries, on December 31, 2023 (a total of approximately 5,500 employees, including 3,274 employees based in the United States). We included all employees (excluding our CEO), whether employed on a full-time, part-time, or seasonal basis, but (as permitted under SEC rules) we excluded from our employee population consideration eight associates located in Reunion Island (due to the inability to obtain compensation data for such associates). We also used widely recognized tests that the Company would otherwise use to determine whether its workers are employees (including the relevant employment or tax law standards and recognized tests under the laws of foreign countries normally used to determine whether local workers in such countries are employees). We did not make any assumptions, adjustments, or estimates with respect to the calculation of total compensation, except we annualized the base salary pay for any full-time employees that were not employed by us for the entire 2023 payroll year. We used the average foreign exchange rate for all of 2023 when calculating total compensation for non-U.S. based employees. We calculated annual total compensation for such employees using the same methodology that we use for our named executive officers as set forth in the 2023 Summary Compensation Table above.
In calculating our CEO pay ratio for 2023, we determined that our CEO’s 2023 annual total compensation was $5,139,549, and our median employee’s 2023 annual total compensation was $55,059. In each case, annual total compensation was calculated by totaling all applicable elements of compensation for 2023 in accordance with Item 402(c)(2)(x) of Regulation S-K. As a result, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries was approximately 93 to 1(1). We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.
1.This CEO Pay Ratio reflects the total compensation of the CEO including the 2023 portion of the 2021 PSUs, as reflected in the 2023 Summary Compensation Table above. If all portions of the 2021 PSUs were included in the CEO’s 2021 compensation (which was the case in years prior to 2021), this ratio would have instead been 90:1.

93:1(1) CEO Pay Ratio

64	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Executive Compensation Tables
Pay Versus Performance
As required by the SEC’s pay versus performance (“PVP”) rules, the following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for 2023 for this Proxy Statement’s NEOs, as well as our named executive officers from our 2023, 2022 and 2021 Proxy Statements (each of 2020, 2021, 2022 and 2023, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below, collectively, as “NEOs”. The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years.

Year (a)	Summary Compensation Table Total Compensation for CEO(1) ($) (b)	Compensation Actually Paid to CEO(2)(3) ($) (c)	Average SCT Total Compensation for Other NEOs(1) ($) (d)	Average Compensation Actually Paid to Other NEOs(2)(3) ($) (e)	Value of Initial Fixed $100 Investment Based On		Net Income ($) (h)	Operating Income(6) ($) (i)
					Cumulative TSR(4) ($) (f)	Peer Group Cumulative TSR(5) ($) (g)
2023	5,139,549	9,453,698	1,746,864	3,141,368	256.11	147.49	353,987,000	536,608,000
2022	5,413,738	2,256,634	1,767,501	1,201,620	113.65	134.84	333,995,000	520,430,099
2021	3,914,701	14,118,964	1,290,442	2,556,158	176.50	185.73	266,447,000	426,491,332
2020	4,880,856	8,876,953	1,257,524	2,265,656	117.53	124.08	187,000,000	326,008,984
1.Michael Olosky was our principal executive officer, as our CEO, for the full year for 2023 and Karen Colonias was our principal executive officer, as our CEO, for the full year for each of 2022, 2021 and 2020. For 2023, our Other NEOs were Brian Magstadt, Michael Andersen, Phil Burton, and Roger Dankel. For 2022, our Other NEOs were Brian Magstadt, Michael Olosky, Roger Dankel and Kevin Swartzendruber. For 2021, our Other NEOs were Brian Magstadt, Michael Olosky, Roger Dankel, Kevin Swartzendruber and Terry Hammons. For 2020, our Other NEOs were Brian Magstadt, Roger Dankel, Kevin Swartzendruber and Terry Hammons.
2.For 2023, in determining both the “compensation actually paid” (or “CAP”) to our CEO and the average CAP to our Other NEOs for purposes of this PVP Table, we deduced from or added back to the total amounts of compensation reported in column (b) and column (d) for such Covered Year the following amounts (please note that while similar adjustment information was provided in our 2023 proxy statement for Covered Years 2020, 2021 and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because in our view it is not material to our shareholders’ understanding of the information reported in the table above for 2023 or the relationships disclosures provided below):

Item and Value Added (Deducted)	2023 ($)
For CEO:
- SCT “Stock Awards” column value	(2,823,117)
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	5,674,437
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end granted prior to Covered Year	1,420,285
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted prior to Covered Year vested in Covered Year	42,544
TOTAL ADDED/(DEDUCTED):	4,314,150
For Other NEOs (Average):
- SCT “Stock Awards” column value	(693,513)
‘- change in actuarial present value of pension benefits	(11,935)
‘+ pension service cost	5,279
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	1,393,482
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end granted prior to Covered Year	539,057
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted prior to Covered Year vested in Covered Year	162,133
TOTAL ADDED/(DEDUCTED):	1,394,503

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	65

Executive Compensation Tables	Table of Contents
3.Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.
4.For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.01 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on NYSE on December 31, 2019 through and including the last day of the Covered Year (each one-year, two-year, three-year and four-year periods, a “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of those yearly percentage changes was then applied to a deemed fix investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2023, 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
5.For purposes of this pay versus performance disclosure, our peer group is the Dow Jones U.S. Building Materials & Fixtures Index (the “Peer Group”). For each Covered Year, our Peer Group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the Peer Group.
6.For purposes of this PVP Table, our Operating Income results were calculated substantially as described above in our Compensation Discussion and Analysis. Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs and more information on the calculation of Operating Income and these PVP Table results.
The following charts provide, across the Covered Years, a clear description of the relationships (1) between our cumulative total shareholder return and the cumulative total shareholder return of the Peer Group, and (2) between (A) the executive compensation actually paid to the CEO and the average of the executive compensation actually paid to our Other NEOs (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above. We do not use net income to determine compensation levels or incentive plan payouts.

66	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Executive Compensation Tables
2023 Financial Performance Measures
The following tabular list provides what we believe represent the three most important financial performance measures (including Operating Income) we used to link CAP for our CEO and Other NEOs for 2023 to our performance for 2023:

1. Operating Income

2. Revenue Growth

3. ROIC

Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	67

Item 3: Approval of an Amendment to the Company’s Certificate of Incorporation to Adopt Provisions Limiting the Liability of Certain Officers as Permitted by Delaware Law
Background
In August 2022, Section 102(b)(7) of the DGCL was amended to allow Delaware corporations to eliminate or limit the personal liability of certain officers for monetary damages associated with claims of breach of the duty of care in certain instances (referred to as “exculpation”). Prior to this amendment, exculpation from personal liability for monetary damages associated with breaches of the duty of care could only be provided to directors.
The Company’s Amended and Restated Certificate of Incorporation, as amended (our “Charter”), provides for the exculpation of directors from personal liability for monetary damages associated with breaches of the duty of care but does not have a similar limitation of liability for our officers. The Company is asking its stockholders to approve an amendment to Article VIII of the Charter to add a provision exculpating certain officers of the Company from personal liability for monetary damages associated with claims of breach of the duty of care, as now permitted under Section 102(b)(7) of the DGCL (the “Officer Exculpation Amendment”).
Proposed Charter Amendment
In the course of the Board’s ongoing evaluation of the Company’s corporate governance practices, the Board has determined that the Officer Exculpation Amendment would reduce the unequal and inconsistent treatment of directors and officers associated with claims related to alleged breach of the duty of care and improve alignment of officers and directors on duty of care responsibilities. The Officer Exculpation Amendment also would better position the Company to continue to attract and retain top management talent by providing this additional protective provision.
Consistent with the recent amendment to the DGCL, the Officer Exculpation Provision only permits exculpation for direct claims brought by stockholders (as opposed to derivative claims made by stockholders on behalf of the corporation). Further, as with the director exculpation provision currently contained in our Charter, the Officer Exculpation Amendment does not apply to breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct, a knowing violation of law, or claims related to any transaction in which the officer derived an improper personal benefit. Therefore, considering the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Board has determined that it is in the best interests of the Company and its stockholders to approve the Officer Exculpation Amendment.
The text of the proposed Certificate of Amendment to our Charter, which would amend and restate Article VIII of the Charter, is attached as Appendix A to this proxy statement. The foregoing description of the Officer Exculpation Amendment should be read in connection with the full text of the Certificate of Amendment. On March 4, 2024, the Board determined that it was advisable to submit the Officer Exculpation Amendment to stockholders for a vote. If approved by our stockholders, the Officer Exculpation Amendment would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting.

Our Board of Directors recommends that stockholders vote “FOR” the proposed amendment to the Company’s Certificate of Incorporation to adopt provisions limiting the liability of certain officers as permitted by Delaware law.

68	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Item 4: Ratification of Appointment of Independent Registered Public Accounting Firm for Year Ending December 31, 2024
The Audit and Finance Committee of our Board is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting. Our Board has ratified the decision of the Audit and Finance Committee to appoint Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit and Finance Committee or the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in the best interests of Simpson. Representatives of Grant Thornton will attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Audit and Finance Committee Evaluation
The Audit and Finance Committee annually evaluates the performance of Simpson’s independent registered public accounting firm, and determines whether to reappoint the current accounting firm or consider other firms.
Based on its evaluation, the Audit and Finance Committee believed the reappointment of Grant Thornton for fiscal year 2024 was in the best interests of Simpson and our stockholders. In determining whether to reappoint Grant Thornton for fiscal year 2024, the Audit and Finance Committee considered a number of factors, including the quality of Grant Thornton’s audit and non-audit work, based on its oversight of the firm’s work product, Grant Thornton’s reports on its quality controls and its performance during 2023, external data on Grant Thornton’s audit quality and performance, the appropriateness of Grant Thornton’s fees, and Grant Thornton’s written disclosures and independence letter required by the Public Company Accounting Oversight Board, or PCAOB. The Audit and Finance Committee determined the continued engagement of Grant Thornton is in the best interests of Simpson and our stockholders. The Board concurred, and ratified the Audit and Finance Committee’s appointment of Grant Thornton to serve as our independent public accounting firm for the year ending December 31, 2024.

Our Board of Directors recommends that stockholders vote “FOR” the ratification of appointment of Grant Thornton LLP.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	69

Item 4: Independent Registered Public Accounting Firm	Table of Contents
Report of the Audit and Finance Committee
In accordance with the Audit and Finance Committee Charter, the Audit and Finance Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit and Finance Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended December 31, 2023, the Audit and Finance Committee met 9 times, and the Audit and Finance Committee reviewed and discussed the financial information contained in the Company’s Annual Report on Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Forms 10-Q, and discussed press releases announcing earnings with the Company’s Chief Financial Officer and the independent registered public accounting firm prior to public release.
The Audit and Finance Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.
In connection with the responsibilities set forth in its charter, the Audit and Finance Committee has:
•reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and Grant Thornton, the Company’s independent registered public accounting firm;
•discussed with Grant Thornton the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit and Finances, which superseded the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit and Finance Committee concerning independence, and has discussed with Grant Thornton its independence.
The Audit and Finance Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit and Finance Committee has oversight.
Based on the Audit and Finance Committee’s review and discussions described above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
•Philip Donaldson, Chair
•James Andrasick
•Chau Banks
•Felica Coney
•Celeste Volz Ford
•Kenneth Knight

70	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Item 4: Independent Registered Public Accounting Firm
Principal Accounting Fees and Services
For the years ended December 31, 2023 and 2022, the fees accrued or paid to our current principal independent registered public accounting firm, Grant Thornton, were as follows:

	2023(1) ($)	2022(1) ($)
Audit Fees(2)	3,490,000	2,530,000
Audit-Related Fees	—	—
Tax Fees(3)	193,000	116,000
All Other Fees(4)	51,000	80,000
Total	3,734,000	2,726,000
1.Represents approved fees for Grant Thornton as our current principal independent registered public accounting firm attributable to January 1 through December 31 of the respective year.
2.Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K and the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years.
3.Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning. We incurred tax fees primarily for tax compliance in Australia, New Zealand and Hong Kong.
4.Other fees consist of the aggregate fees billed for professional services rendered for rationalizing the Company’s legal structure and compliance issues. We incurred other fees primarily for merging the Company’s legal entities in Denmark.
The Audit and Finance Committee must pre-approve fees to be paid to our principal independent registered public accounting firm before it begins work. The Audit and Finance Committee pre-approved all fees and services for Grant Thornton’s work in 2023 and 2022. The Audit and Finance Committee has determined that the fees for services rendered were compatible with maintaining the independence of Grant Thornton. For additional information concerning the Audit and Finance Committee and its activities with our principal independent registered public accounting firm, see “Report of the Audit and Finance Committee” above.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	71

Stock Ownership Information
Security Ownership of Directors and Executive Officers
The following table sets forth the number of shares of our common stock beneficially owned as of January 31, 2024 by each director, each NEO and all of our directors and executive officers as a group, including shares that those persons have the right to acquire beneficial ownership of within 60 days of January 31, 2024.

Name	Total Shares Beneficially Owned(1)(2)
Michael Andersen	7,171
James Andrasick	6,619
Chau Banks	916
Phil Burton	3,464
Jennifer Chatman	15,572
Felica Coney	916
Gary Cusumano(3)	23,072
Roger Dankel	27,752
Philip Donaldson	6,549
Celeste Volz Ford	12,009
Kenneth Knight	2,672
Robin MacGillivray	14,097
Brian Magstadt	27,613
Michael Olosky	12,636
All directors and executive officers as a group (18 persons)	178,876
1.Shares beneficially owned by each individual in all cases constituted less than one percent of the outstanding shares of common stock on January 31, 2024, as determined in accordance with Rule 13d-3(d)(1) under the Exchange Act. Shares beneficially owned by all directors and executive officers as a group constituted approximately 0.42% of the outstanding shares of common stock on January 31, 2024.

72	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Stock Ownership Information
2.Includes shares of common stock that the director or executive officer has the right to acquire within 60 days on the vesting of restricted stock units, as follows:

Michael Andersen	1,668
James Andrasick	—
Chau Banks	—
Phil Burton	1,713
Jennifer Chatman	—
Felica Coney	—
Gary Cusumano	—
Roger Dankel	4,801
Philip Donaldson	—
Celeste Volz Ford	—
Kenneth Knight	—
Robin MacGillivray	—
Brian Magstadt	5,968
Michael Olosky	9,995
All directors and executive officers as a group (18 persons)	29,765
3.Includes 5,000 shares held by a family trust for which Mr. Cusumano shares voting power.
Security Ownership of Certain Beneficial Owners
The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock as of the dates set forth in the footnotes to the table, which is our only class of voting stock outstanding:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,239,327(2)	12.3%
Common Stock	Kayne Anderson Rudnick Investment Management LLC 2000 Avenues of the Stars, Suite 1110 Los Angeles, CA 90067	4,644,551(3)	10.88%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,208,812(4)	9.86%
1.The ownership percentages set forth in this column are based on the assumption that each beneficial owner continued to own the number of shares reflected in the table on March [], 2024.
2.Based solely on Amendment No. 15 to a report on Schedule 13G filed with the SEC on January 23, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock had sole voting power over 5,179,012 shares of Simpson Common Stock, shared voting power over no shares of Simpson Common Stock, sole dispositive power over 5,239,327 shares of Simpson Common Stock and shared dispositive power over no shares of Simpson Common Stock.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	73

Stock Ownership Information	Table of Contents
3.Based solely on Amendment No. 5 to a report on Schedule 13G filed with the SEC on February 13, 2024 by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”), Kayne Anderson had sole voting power over 3,145,700 shares of Simpson Common Stock, shared voting power over 1,025,736 shares of Simpson Common Stock, sole dispositive power over 3,618,815 shares of Simpson Common Stock and shared dispositive power over 1,025,736 shares of Simpson Common Stock.
4.Based solely on Amendment No. 11 to a report on Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard had sole voting power over no shares of Simpson Common Stock, shared voting power over 80,572 shares of Simpson Common Stock, sole dispositive power over 4,082,941 shares of Simpson Common Stock and shared dispositive power over 125,871 shares of Simpson Common Stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of ownership and changes in ownership of Simpson’s Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2023, its officers, directors and greater-than-10% beneficial owners timely filed all required reports, except that, due to administrative errors, for Mr. Dankel, two Forms 4 were not filed within the required period reporting an open market sale and a transfer of shares out of the Simpson Manufacturing Co., Inc. Profit Sharing Plan for Salaried Employees; and for Ms. Ford, Forms 4 in prior years were not filed within the required period reporting shares acquired via a broker sponsored dividend re-investment plan.
Equity Compensation Plan Information
The following table provides information, as of December 31, 2023, regarding the number of shares subject to outstanding awards and the amount available for future issuance under the current equity compensation plans maintained by the Company, our 2011 Incentive Plan. All stock awards are in the form of grants of RSUs. One RSU converts into one share of company stock upon vesting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	421,019	—	4,524,634
Equity compensation plans not approved by security holders	—	—	—
Total	421,019	—	4,524,634

74	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Other Information
Questions and Answers About the Annual Meeting of Stockholders and Voting
What is the purpose of these proxy materials?
As more fully described in the Notice, the Board of Simpson has made these materials available to you in connection with the Annual Meeting, which will take place virtually on May 1, 2024 at 10:00 a.m., Pacific Daylight Time via live webcast at www.virtualshareholdermeeting.com/SSD2024. We will mail the Notice to our stockholders beginning on March [], 2024, and our proxy materials will be posted on the website referenced in the Notice on that same date. Simpson, on behalf of its Board, is soliciting your proxy to vote your shares at the Annual Meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In this Proxy Statement you will find information on these matters, which is provided to assist you in voting your shares.
Who will pay for the cost of this proxy solicitation?
We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and regular employees may solicit your proxy by telephone, by email or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this Proxy Statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses.
Who is entitled to vote at the Annual Meeting?
Our Board selected March 4, 2024 (the “Record Date”) as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you owned shares of our common stock on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. There were 42,441,160 shares of our common stock outstanding on the Record Date. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
Who may attend the Annual Meeting?
We will be hosting the meeting via live webcast only. Any stockholder can attend the virtual annual meeting live online at www.virtualshareholdermeeting.com/ SSD2024. The meeting will start at 10:00 a.m. Pacific Daylight Time on May 1, 2024. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to participate in the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/SSD2024. We recommend that you log in a few minutes before 10:00 a.m. Pacific Daylight Time on May 1, 2024 to ensure you are logged in when the meeting starts. The webcast will open 5 minutes before the start of the meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner through a brokerage account or other arrangement with a holder of record?
If your shares are registered in your name with Simpson’s transfer agent and registrar, Computershare Trust Company N.A., you are the “stockholder of record” of those shares. The Notice and the proxy materials have been provided or made available directly to you by Simpson.

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Other Information	Table of Contents
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” but not the holder of record of those shares, and the Notice and the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.
How do I cast my vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (a) online during the meeting, or (b) in advance of the meeting by proxy through the internet, over the telephone, or by using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote in advance of the meeting by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.
•To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/SSD2024, starting at 10:00 a.m. Pacific Daylight Time on May 1, 2024. The webcast will open 5 minutes before the start of the meeting.
•To vote online before the meeting, go to www.proxyvote.com.
•To vote by telephone before the meeting, call 1-800-690-6903.
•To vote by mail before the meeting, simply complete, sign and date the proxy card that you may request and return it promptly in the envelope provided.
If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Daylight Time on April 30, 2024, the day before the meeting, we will vote your shares as you direct. To vote, you will need the control number in the Notice, on your proxy card or in the instructions that accompanied the proxy materials.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.
Why did I receive more than one Notice or Proxy Statement and Proxy Card or voting instruction form?
You may receive more than one Notice, Proxy Statement, Proxy Card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to each of your accounts in order to vote all your shares.
What is “householding”?
SEC rules regarding the delivery of the Notice of Internet Availability of Proxy Materials, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these materials to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that stockholders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card. We have delivered only one Notice of Internet Availability of Proxy Materials to eligible stockholders who are the beneficial owner of shares who share an address, unless contrary instructions were received from any such stockholder prior to the mailing date. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of such document was delivered. Any stockholder who would like to receive a separate copy of

76	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Other Information
the Notice of Internet Availability of Proxy Materials should submit this request to Simpson’s Corporate Secretary: (1) at the following address: Simpson Manufacturing Co., Inc., 5956 W. Las Positas Boulevard, Pleasanton, California 94588, Attn: Corporate Secretary; or (2) by calling (925) 560-9000. Beneficial owners sharing an address who receive multiple copies of the Notice of Internet Availability of Proxy Materials and who would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.
What can I do if I change my mind after I vote?
If you are a stockholder of record, you may change your vote by written notice to our Corporate Secretary, by granting a new proxy before the Annual Meeting or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares online during the meeting, you should change your vote before the meeting using the same method (by Internet, telephone or mail) that you first used to vote your shares. That way, the inspector of election for the meeting will be able to verify your latest vote.
If you are the beneficial owner, but not the holder of record, of shares, you should follow the instructions in the information provided by your broker or nominee to change your vote before the meeting.
What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker or other holder of record, you must instruct the broker or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker or other holder of record can include your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE. For this Annual Meeting, if you are a beneficial owner whose shares are held by a broker or other holder of record, your broker or other holder of record has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Grant Thornton, even if it has not received voting instructions from you. However, such holder does not have discretionary authority to vote on the election of directors, the advisory vote to approve named executive officer compensation, or the approval of an amendment to the Company’s Certificate of Incorporation without instructions from you, in which case a broker non-vote will result and your shares will not be voted on those matters.
What is the quorum for the Annual Meeting?
The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Broker non-votes will be treated as present for the purpose of determining a quorum.
Which items will be voted on at the Annual Meeting?
At the Annual Meeting, we are asking you to vote on the following:
•the election of James Andrasick, Jennifer Chatman, Gary Cusumano, Philip Donaldson, Celeste Volz Ford, Kenneth Knight, Robin MacGillivray and Michael Olosky to our Board of Directors, for a one year term expiring in 2025 at our next annual meeting;
•the advisory vote to approve named executive officer compensation;
•the approval of an amendment to the Company’s Certificate of Incorporation to adopt provisions limiting the liability of certain officers as permitted by Delaware law; and
•the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.

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Other Information	Table of Contents
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.
What are the Board’s voting recommendations?
For the reasons set forth in more detail previously in this Proxy Statement, our Board recommends a vote:
•FOR the election of each director nominee;
•FOR the advisory vote to approve named executive officer compensation;
•FOR the amendment to the Company’s Certificate of Incorporation to adopt provisions limiting the liability of certain officers as permitted by Delaware law.; and
•FOR the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024.
Is my proxy revocable?
A stockholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the Annual Meeting in any of the four following ways:
•timely complete and return a new proxy card bearing a later date;
•vote on a later date by using the Internet or telephone;
•deliver a written notice to our Corporate Secretary prior to the Annual Meeting by any means, including email, stating that your proxy is revoked; or
•attend the meeting and vote during the meeting.
If your shares are held of record by a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

78	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

Table of Contents	Other Information
What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?
At the Annual Meeting, you will be asked to vote on four proposals. Your options, and the voting requirements, are set forth below. The Board recommends you vote FOR each nominee in Proposal 1, FOR our executive compensation in Proposal 2, FOR approval of the amendment to the Charter in Proposal 3 and FOR ratification of our selection of independent auditors in Proposal 4.

Proposal		Voting options	Vote required to adopt the proposal	Effect of abstentions	Can brokers vote without instructions?	Effect of “broker non-votes”

1
	To elect 8 directors to serve until the 2025 Annual Meeting of Stockholders.	For, against or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee	No effect	No	No effect

2
	To approve, on an advisory basis named executive officer compensation.	For, against or abstain	A majority of the votes cast with respect to the proposal	No effect	No	No effect

3
	To approve an amendment to our Charter to limit the liability of certain officers as permitted by Delaware law.	For, against or abstain	A majority of the votes outstanding	Effect of an “AGAINST” vote	No	Effect of an “AGAINST” vote

4
	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.	For, against or abstain	A majority of the votes cast with respect to the proposal	No effect	Yes	Not applicable

* See “What if I am a beneficial owner and I do not give my nominee voting instructions?
We will also consider any other business that may come before the Annual Meeting in a manner that is proper under Delaware Law and our by-laws.
What happens if I do not specify a choice for a proposal when returning a proxy or do not cast my vote?
You should specify your choice for each proposal on your proxy card or voting instruction form. Shares represented by proxies will be voted in accordance with the instructions given by the stockholders.
If you are a stockholder of record and your proxy card is signed and returned without voting instructions, it will be voted according to the recommendations of our Board. If you do not return your proxy card or cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
If you are the beneficial owner, but not the holder of record, of shares and fail to provide voting instructions, your broker or other holder of record is permitted to vote your shares on the ratification of Grant Thornton as our independent registered public accounting firm. However, absent instructions from you, your broker or other holder of record may not vote on the election of directors, or the advisory vote to approve named executive officer compensation, and no votes will be cast on your behalf for those matters.

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	79

Other Information	Table of Contents
Is my vote confidential?
All voted proxies and ballots will be handled in a manner intended to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•to meet any legal requirements;
•in limited circumstances such as a proxy contest in opposition to our Board;
•to permit independent inspectors of election to tabulate and certify your vote; or
•to respond to your written comments on your proxy card.
Stockholders’ Proposals
Submission of Future Stockholder Proposals and Nominations for Director
Stockholder Proposals for 2024
Proxy Statement. SEC rules permit stockholders to submit proposals for inclusion in the Company’s proxy statement if the stockholder and proposal meet the requirements specified in Rule 14a-8 of the Exchange Act.
•Where to send Stockholder Proposals. Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must comply with the requirements of Rule 14a-8 of the Exchange Act and be submitted in writing by notice delivered to the Corporate Secretary, located at Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California 94588.
•Deadline for Stockholder Proposals. Stockholder proposals submitted pursuant to Rule 14a-8 must be received at our principal executive offices at least 120 days before the anniversary of the mailing of the prior year’s proxy material (i.e., by November 19, 2024), unless the date of our 2025 Annual Meeting is changed by more than 30 days from May 1, 2025 (the one-year anniversary date of the 2024 Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.
•Information to include in Stockholder Proposals. Stockholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.
Director Nominations by Stockholders and Other Proposals. Our By-Laws establish certain requirements for director nominations and proposals a stockholder wishes to present at the 2024 Annual Meeting other than pursuant to Rule 14a-8. If the proposal is not being submitted pursuant to Rule 14a-8, the proposal must be written and delivered to the Corporate Secretary at the address set forth above by the close of business not less than 75 days nor more than 90 days prior to the 2024 Annual Meeting or prior public disclosure of the date of the meeting is given or made to stockholders; provided, however, that in the event that less than 85 days’ notice by the stockholder, to be timely, must be delivered at the address set forth above not earlier than the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.
Inclusion of Stockholder Nominee in Company Proxy Statement and Form of Proxy (Proxy Access)
On March 28, 2017, the Company amended its By-Laws to provide for “proxy access.” The Company will include in its proxy statement and on its form of proxy the name of a director nominee submitted pursuant to Section 9 of the By-Laws by an “Eligible Stockholder” who provides the information and satisfies the other provisions of the Company’s proxy access By-Laws. To qualify as an “Eligible Stockholder,” a stockholder or a group of no more than 20 stockholders must have continuously owned, for at least three years as of the date of the Stockholder Notice (as defined in the By-Laws), at least three percent (3%) of the outstanding shares of the Company entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”) and thereafter continue to own the Required Shares through such annual meeting.

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Table of Contents	Other Information
•Deadline for notice. The stockholder notice must be delivered to the Office of the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting (no earlier than December 2, 2024 and no later than January 1, 2025 for the 2025 Annual Meeting).
In the event the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
•Other conditions. The ability to include proxy access nominees in the Company's proxy materials is subject to a number of requirements, conditions and limitations that are set forth in the By-Laws. In addition to satisfying the foregoing requirements and other procedures set forth under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 2, 2025 for the 2025 Annual Meeting.
By Order of the Board,

Cari Fisher
Secretary
Dated: March [], 2024

Simpson Manufacturing Co., Inc. – 2024 Proxy Statement	81

Appendix A
Certificate of Amendment of Certificate of Incorporation of Simpson Manufacturing Co., Inc.
The name of the corporation (hereinafter called the “Corporation”) is Simpson Manufacturing Co., Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:
1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporations’s Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”).
2.Article VIII of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
1.The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with section 242 of the General Corporation Law of the State of Delaware.
2.All other provisions of the Certificate of Incorporation shall remain in full force and effect.
3.The foregoing amendment shall be effective upon the filing with the Secretary of State of the State of Delaware.

82	Simpson Manufacturing Co., Inc. – 2024 Proxy Statement

SIMPSON Manufacturing COMPANY™

Simpson Manufacturing Co., Inc.
5956 W. Las Positas Boulevard
Pleasanton, CA 94588
Tel: (800) 925-5099
Fax: (925) 847-1608
simpsonmfg.com

© 2024 Simpson Manufacturing Co., Inc.